Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
	)	Case No. 09-11924
Northfield Laboratories Inc.,	)
)
Debtor.	)
)

DEBTOR’S DISCLOSURE STATEMENT
FOR ITS AMENDED PLAN OF LIQUIDATION

Dated: August 7, 2009	David F. Heroy
Andrew P.R. McDermott
Baker & McKenzie LLP
One Prudential Plaza, Suite 3500
130 East Randolph Street
Chicago, Illinois 60601
Email: amcdermott@bakernet.com
Phone: (312) 861-8000
Facsimile: (312) 698-2345

Bifferato LLC
Ian Connor Bifferato
Thomas F. Driscoll III
Bifferato LLC
800 N. King St., First Floor
Wilmington, DE 19801
Phone: (302) 225-7600
Facsimile: (302) 792-7470
Email: tdriscoll@bifferato.com

Attorneys for the Debtor

     Northfield Laboratories Inc., debtor and debtor-in-possession (the “Debtor” or “Company”) in the above-captioned Bankruptcy Case, submits this “Disclosure Statement” pursuant to section 1125 of the Bankruptcy Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), in connection with the solicitation of votes on its Amended Plan of Liquidation dated August 7, 2009 (the “Plan”), which is attached hereto as Appendix A. The purpose of the Plan is to fairly and expeditiously liquidate and distribute the proceeds realized from the liquidation of the Debtor’s remaining assets. The Plan, if approved by the Bankruptcy Court (if “Confirmed”) and made effective, will be the operative document setting forth the means for liquidating the Debtor’s remaining assets and determining the interests of creditors, shareholders and other parties in interest to the proceeds of that liquidation. This Disclosure Statement sets forth certain information regarding the Debtor’s prepetition history, events leading to the Bankruptcy Case, the wind-down process and the Debtor’s remaining assets and liabilities. This Disclosure Statement also describes the terms of the Plan, effects of Confirmation of the Plan, certain risk factors associated with the Plan and the manner in which distributions will be made under the Plan.1
     The Debtor believes that the Plan is in the best interests of Holders of Claims and other parties in interest. As set forth in the Plan Recovery Analysis in Article IV.B on page 11, the Debtor estimates that Holders of General Unsecured Claims will receive at least 85% of the value of their Claims and, under certain circumstances, will receive full payment. The Committee appointed to represent unsecured creditors in this case has expressed full support for the Plan and believes that it is in the best interests of creditors to vote for the plan. If the Plan is not confirmed, the Debtor believes that it will be forced either to file an alternative plan or liquidate under chapter 7 of the Bankruptcy Code, which would add another layer of costs and make a return of at least 85% unlikely.

IT IS ESSENTIAL THAT YOU READ AND UNDERSTAND THE FOLLOWING, WHICH APPLY TO EACH AND EVERY ASPECT OF THIS DISCLOSURE STATEMENT:
This Disclosure Statement contains, among other things, summaries of certain provisions of the Plan, other documents, statutes and events leading to the Bankruptcy Case. Although the Debtor believes that these summaries are fair and accurate, these summaries do not purport to be precise or complete statements of all the terms of the Plan or documents referred to and are qualified in their entirety to the extent that the summaries do not set forth the entire text of such documents, statutory provisions or every detail of such events.
The statements contained herein are made as of the date hereof unless otherwise specified. Holders of Claims and Interests reviewing this disclosure statement should not infer that there have been no changes in the facts set forth herein between the date hereof and the time of such review.
No party is authorized to give any information with respect to the Plan other than that which is contained in this Disclosure Statement. No representations concerning the Debtor or the value of its property have been authorized by the Debtor other than as set forth in this Disclosure Statement. Any information, representations or inducements made to obtain an acceptance of the Plan that ore other than, or inconsistent with, the information contained herein and in the Plan should not be relied upon by any Holder of a Claim or Interest.
This Disclosure Statement has not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) nor has the SEC passed upon the accuracy or adequacy of the statements contained herein.
This Disclosure Statement has been determined by the Bankruptcy Court to contain adequate information as required by Bankruptcy Code § 1125, which determination does not constitute a recommendation or approval of the Plan.
This Disclosure Statement does not constitute legal, business, financial or tax advice. Any Person desiring any such advice should consult with its own advisors.

[1]	Unless otherwise stated, any capitalized term used herein shall have the meaning assigned to such term or, if no meaning is so assigned, the meaning assigned to such term in the Plan.

ARTICLE I
Events Leading to the Bankruptcy Case
          The Company was founded and incorporated under the laws of the State of Delaware in June 1985 to commercialize the scientific development of a hemoglobin-based oxygen-carrying red blood cell substitute (PolyHeme). Development of PolyHeme began as early as 1970. Its purpose is the treatment of life-threatening hemoglobin levels when blood transfusion is needed, offering a solution to several traditional problems arising from blood transfusion such as transmission of disease, incompatibility and unavailability.
          The Company financed its research and development and other activities through the sale of public and private securities and, to a lesser extent, the license of product rights. In 1994, the Company completed an initial public offering and its shares were publicly traded on NASDAQ under the ticker symbol “NFLD” from that time until trading was suspended on June 11, 2009. The Company’s shares were subsequently de-listed effective July 13, 2009. All of the Company’s public filings are available online at http://www.sec.gov/edgar.shtml.
     A. Pursuit of Regulatory Approval
          The success of PolyHeme and the Company depended primarily on its ability to obtain necessary regulatory approval of PolyHeme and the Company’s manufacturing facilities from the United States Food & Drug Administration (the “FDA”). In 1996, the Company completed the first prospective, randomized, large volume Phase II trauma trial, directly comparing the use of a blood substitute to blood, after which the Company received FDA clearance to conduct an additional Phase II trauma study. After experiencing delays in the development and clinical testing, the Company received FDA clearance to conduct Phase III trials. The Company completed a Phase III clinical trial with PolyHeme in July 2006 and reported the data from that trial in May 2007. With the results of these trials, studies and analysis, the Company completed its Biologic License Application (“BLA”) for PolyHeme and submitted it to the FDA on October 29, 2008. The FDA accepted the BLA for filing on December 30, 2008, granting it priority review.
          On April 30, 2009, the Company received a complete response letter from the FDA pertaining to its BLA for PolyHeme. The letter stated that the FDA has completed its review of the Company’s BLA and found “that the information and data submitted are inadequate for final approval action.” Specifically, the FDA stated that the Company’s study “... did not meet the pre-specified primary efficacy endpoint,” and that “based on the totality of the data in the application, the FDA has determined that the data submitted do not support the proposed indication.” The FDA also noted that “the safety data of all controlled studies reveal that the administration of PolyHeme places the patients at a higher risk of significant adverse events,” and stated that “therefore, in the absence of clinical benefit, the risk/benefit assessment of the product in trauma is unfavorable.”
     B. Wind-Down of the Debtor’s Business
          Following its review and analysis of the complete response letter received from the FDA on April 30, 2009, the Company determined that further clinical development of a reformulated version of PolyHeme, including additional clinical trials, would likely be required before it could again seek to obtain FDA approval. The Company concluded, however, that the time and substantial expense required to complete this additional clinical development, together with significant uncertainty that FDA approval ultimately would be obtained, made it unlikely that sufficient additional capital could be raised to support such further product development. Thus, upon the failure to receive necessary FDA approval of its sole product, the Company expeditiously began winding-down its operations.
          To maximize the value that can be realized from the Debtor’s assets, the Debtor contemplated, among other things, (i) marketing and sale of the Debtor’s Mt. Prospect, Illinois, plant (the “Plant”); (ii) marketing and sale of the Debtor’s intellectual property assets; (iii) sale of all other remaining assets; and (iv) preservation of the Debtor’s value through the mitigation of administrative claims and other wind-down costs to the extent possible (collectively, the “Wind-Down”). The Debtor is not currently engaged in any business other than the Wind-Down.
          In May 2009, the Company terminated substantially all of its employees and currently employs only a skeleton staff to effectuate the Wind-Down. The Debtor retained certain employees as continuing employees or independent contractors because of their particular and specialized knowledge and skills regarding the Debtor’s financial systems, filing systems, maintenance of the Plant Property and information technology.
          As of June 30, 2009, the Debtor terminated the lease for its former headquarters in Evanston, Illinois and transferred its administrative functions to the Plant Property. As discussed further below, coincident with Confirmation of the Plan, the Debtor will be selling the Plant Property and transferring all of its remaining assets and administrative functions to a Liquidation Trustee, who will continue the Wind-Down, market the Debtor’s intellectual property assets, investigate and resolve all Claims against the Estate, pursue Causes of Action belonging to the Debtor to the extent it determines that a return can be realized and distribute the cash assets of the Liquidation Trust to creditors and parties in interest as set forth in the Plan.
ARTICLE II
Significant Events in the Bankruptcy Case
          On June 1, 2009 (the “Petition Date”), the Debtor filed a voluntary petition for relief commencing a case (the “Bankruptcy Case”) under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtor concluded that the Bankruptcy Case was the most efficient means to continue the Wind-Down while the Company transferred stewardship of its remaining assets and responsibilities to a trustee that could administer the Estate at the cheapest cost, all while preserving the rights of the Company, creditors and parties in interest through the confirmation of a chapter 11 plan.
          On June 3, 2009, the Debtor filed its Plan of Liquidation and the related Disclosure Statement. The hearing on approval of the Disclosure Statement was originally set for July 13, 2009 (the “Disclosure Statement Hearing”). On that same day, the Debtor filed its Schedules and Statement of Financial Affairs [Docket No. 21] (the “Statement of Financial Affairs”) that contain important financial information and disclosures required by the Bankruptcy Code and Bankruptcy Rules. On August 4, 2009, the Debtor filed amended Schedules [Docket No. 79]. Further financial information regarding the Debtor is available in the Debtor’s Monthly Operating Report for June 2009, which was filed on July 20, 2009 [Docket No. 64]. The Debtor intends to file a Monthly Operating Report for July 2009 on or before August 20, 2009.
          On June 15, 2009, the Bankruptcy Court entered an Order Authorizing and Approving Expedited Procedures for the Sale, Transfer or Abandonment of De Minimis Assets (the “De Minimis Asset Order”). Pursuant to the De Minimis Asset Order, the Debtor is permitted to sell assets valued at less than $25,000 subject to providing notice and opportunity to object to a discrete list of notice parties. Pursuant to the procedures set forth in the De Minimis Asset Order, on June 19, 2009, the Debtor conducted an auction in which it sold the office equipment, furniture and other assets at its Evanston offices for $16,000. The sale not only provided value to the Estate as reflected in the purchase price, but permitted the expeditious removal of the property from the Evanston offices to allow the Debtor to exit the offices prior to lease termination.
          On June 24, 2009, the United States Trustee for the District of Delaware appointed the Official Committee of Unsecured Creditors (the “Committee”). The Committee subsequently retained Saul Ewing LLP as its legal advisor. Since the formation of the Committee, the Debtor has consulted with the Committee concerning the administration of the chapter 11 case. The Debtor has kept the Committee informed of, and has conferred with the Committee on, matters relating to the Wind-Down and has sought the concurrence of the Committee to the extent its constituency would be affected by any proposed action.
          Prior to the Petition Date, the Debtor terminated substantially all of its employees, leaving a bare-bones staff including employees possessing skills and knowledge essential to the Wind-Down. To prevent certain of these employees from seeking alternative employment the Debtor sought to approve bonuses to: Peter Lehr, Assistant Controller, in the amount of $45,000, Bob Fazekas, Senior Facilities Engineer, in the amount of $17,600 and Kerry Taylor, Executive Administrative Assistant, in the amount of $15,000. On July 10, 2009, the Bankruptcy Court approved these bonuses pursuant to its entered an Order Approving Certain Incentive and Retention Bonuses [Docket No. 56]. These employees will be eligible for bonuses if they remain employed by the Debtor or the Liquidation Trust through December 31, 2009, or are terminated involuntarily at an earlier date.
          On August 10, 2009, the Bankruptcy Court entered an Order Establishing Bar Dates for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof. This Order established procedures and set deadlines for filing proofs of claim and approved the form and manner of the bar date notice. The Order established October 23, 2009, as the last date for unsecured creditors and certain other creditors to file proofs of claim in the Bankruptcy Case. The Order established November 30, 2009, as the last date for governmental units to file proofs of claim in the case.
ARTICLE III
Principal Assets, Indebtedness & Equity
     A. Assets
          The principal assets of the Debtor include: (1) its manufacturing plant in Mount Prospect, Illinois (the “Plant Property”) and the process manufacturing equipment therein (the “Equipment”); (2) its intellectual property; (3) Causes of Action belonging to the Debtor; and (4) Cash and other assets.
          1. Sale of the Plant Property and Equipment
               After significant marketing efforts beginning in the middle of May 2009, the Debtor reached an agreement with Xttrium Laboratories, Inc. (the “Xttrium”) to sell the Plant Property and the Equipment for the aggregate purchase price of $3,500,000 (the “Plant Sale”). On July 24, 2009, the Debtor entered into a Real Estate Sales Contract with Xttrium, subject to approval by the Bankruptcy Court. The Real Estate Sales Contract contemplates that the Debtor will file a motion in the Bankruptcy Case on or before August 15, 2009, seeking approval of the Plant Sale at the same time as the Confirmation Hearing. The motion seeking approval will discuss the Debtor’s marketing efforts in more detail and a copy of the Real Estate Sales Contract will be appended thereto. The Debtor expects that the closing of the Plant Sale will take place on the Effective Date of the Plan, in conjunction with the transition of administration of the Debtor’s Estate to the Liquidation Trust.
               The Debtor believes that the Xttrium sale is the highest best value that the Debtor could possibly achieve for the Plant Property and Equipment. Although the net book value of the Plant Property is $6,752,111.49, an appraisal of the Plant Property dated as of February 24, 2009, estimated its liquidation value at $3,500,000 and the Debtor did not expect to achieve even that level of value. In its continuing marketing, the Debtor had discussions with brokers familiar with the Mount Prospect industrial real estate market and the Kensington Business Park within which the Plant Property is located. Based upon the general market and taking into account certain Illinois tax considerations, the market in the Kensington Business Park dramatically shifted downward from 2005 through 2007. The current liquidity crisis has further distressed the market. From the very beginning, it was clear that a manufacturing firm like Xttrium that could realize value from the combined use of the Plant Property and Equipment in a similar fashion to the Debtor would be willing to pay more for the assets than would speculative investors or other buyers with no interest in continued use of the Equipment. Consistent with this understanding, in conducting its marketing efforts, the Debtor identified and received numerous other offers, none of which exceeded $2 million.

          2. The Intellectual Property
               The Debtor has intellectual property; however, this property is primarily relevant to the continued development and marketing of PolyHeme. Given the recent conclusion by the FDA, it is not clear that the Debtor will realize any value from its intellectual property. On and after the Effective Date, the Debtor expects that the Liquidation Trustee will hire an intellectual property broker to assess the salability of the Debtor’s intellectual property and assist in consummating any sales. Under the Bankruptcy Code, there are numerous filings and other requirements that would be required for the Debtor to retain such a professional and the Debtor determined that it would be more economical to wait until after Confirmation of the Plan to begin this marketing process as the Liquidation Trustee will not have these same restrictions.
          3. Causes of Action
               The Debtor’s property includes potential Causes of Action that, if prosecuted or settled by the Debtor could result in a recovery for the Debtor’s Estate. During the Bankruptcy Case, the Debtor has not endeavored to investigate the existence or merits of every potential Cause of Action it may possess. All of the Debtor’s rights to these potential Causes of Action, including avoidance actions under Bankruptcy Code §§ 547-550 will be transferred to the Liquidation Trust and the Liquidation Trustee will conduct appropriate investigations and pursue liquidation of Causes of Action to the extent it would provide a net benefit to the Estate. Except as set forth below, the Debtor cannot estimate the value of its potential Causes of Action at this time. Information regarding payments made by the Company in the 90 days prior to the Petition Date and to insiders of the Company within the 1 year prior to the Petition Date is available in the Statement of Financial Affairs.
               The Company received a modification of the assessment on its Plant Property that resulted in an overpayment made by the Company in the amount of $25,421.90, which amount the Liquidation Trustee will seek to recover from the State of Illinois in October 2009.
               The Debtor’s Causes of Action include potential claims or Causes of Action that may exist against the Former Officers. At this time, the Debtor does not have sufficient information to determine whether any such claims exist or would provide any benefit to the Estate; however, the Debtor is also not prepared to waive these potential Causes of Action pursuant to the Plan without further investigation. After the Effective Date, the Debtor believes that the Liquidation Trustee will conduct an expeditious investigation into whether it will pursue any such claims and seek to resolve the matter in connection with settlement of the Former Officer Claims. If the Plan is not Confirmed, the Debtor would expect to conduct this investigation prior to Confirmation of any alternative Plan or conversion of the case to a case under chapter 7 of the Bankruptcy Code, after which the chapter 7 trustee likely would investigate and pursue any such claims. Consistent with the resolution of other Claims issues and pursuit of Causes of Action, the Debtor believes the most economical, efficient and best means to investigate and resolve these matters expeditiously is to seek Confirmation of the Plan and transition administration to the Liquidation Trustee. The Former Officers have reserved all rights, defenses, and counterclaims with respect to any potential Causes of Action that may be potentially be asserted against them, and expressly dispute the existence of any such Causes of Action.
          4. Cash and Other Assets
               The Debtor expects that on the Effective Date, it will hold Cash in the amount of approximately $512,973.00. The Debtor also holds security deposits of approximately $2,725.00 Not all of the Debtor assets located at the Plant Property are included in the Plant Sale and the Debtor will seek to sell the remaining assets (consisting of computers, office furniture and miscellaneous equipment) prior to the Confirmation Hearing pursuant to the procedures outlined in the De Minimis Asset Order. The Debtor expects that the recovery on these assets will range from $3,000 to $5,000.

     B. Indebtedness

THE FOLLOWING ESTIMATES OF CLAIMS ARE PROVIDED SOLELY FOR THE PURPOSES ASSESSING POTENTIAL RECOVERIES UNDER THE PLAN AND NOTHING HEREIN SHALL BE DEEMED AN ADMISSION BY THE DEBTOR OF ANY ISSUE OF FACT OR LAW OR THE ALLOWED AMOUNT OF ANY CLAIM.
The estimated amounts of Claims provided in the below discussion, although considered reasonable by the Debtor, necessarily are based on a variety of assumptions and are subject to contingencies that cannot be predicted with certainty; therefore, the actual Allowed amounts of these Claims may vary significantly and the estimates should not be relied upon as a guaranty or other assurance of the actual outcome of the Claims resolution process.
          The claims against the Debtor include (1) Priority Tax Claims and Administrative Claims, (2) Priority Claims; (3) General Unsecured Claims and (4) Securities Claims. The Debtor has no secured creditors.
          1. Priority Tax Claims and Administrative Claims
               Priority Tax Claims include claims of governmental units for income tax, property tax and certain other tax and withholding obligations. As discussed above, governmental units have until November 30, 2009, to file proofs of Priority Tax Claims. As the Company did not earn any income in the year prior to the Petition Date and has paid its taxes on a current basis, the Debtor is confident that Priority Tax Claims will not exceed $8,000.00, which amount is the estimated amount of Delaware State corporate tax owed by the Debtor.
               Administrative Claims include the costs of administering the Bankruptcy Case, including payment of a broker’s fee in connection with the Plant Sale and compensation of the Debtor’s and the Committee’s other professionals. The Debtor estimates that the total amount of these fees will be $703,100.00.
          2. Priority Claims
               Priority Claims are Claims entitled to priority under Bankruptcy Code § 507, other than Priority Tax Claims and Administrative Claims. The Debtor estimates that the total amount of Priority Claims will be $76,650, which amount the Debtor expects will be payable to the Former Officers as severance earned in the 180 days before the Petition Date and entitled to priority up to $10,950 for each Former Officer as provided in Bankruptcy Code § 507(a)(4). As discussed more fully below, the Debtor’s estimate of this amount should not be interpreted as a statement that the claims of the Former Officers will be allowed in any amount and payment of the foregoing Priority Claims are entirely subject to final allowance of the unsecured claims of the Former Officers.
          3. General Unsecured Claims
               a. Former Officer Claims
                    The Debtor has contractual severance obligations to the Former Officers under their employment contracts that were triggered by the termination of certain of the Former Officers in May 2009 and will be triggered by the termination of Dr. Steven Gould and Robert McGinnis under the Plan. If these claims are Allowed in full, the Debtor expects that these claims would be Class 2 General Unsecured Claims in the amounts listed below. These amounts assume that, if the unsecured claims of the Former Officers are Allowed, a portion would be treated as Priority Claims as discussed above.

Doubleday, Marc	$323,175.00
Gould, Steven	$886,458.00
Hides, George	$283,050.00
Kogut, Jack	$594,582.00
McGinnis, Robert	$557,328.00
Omert, Laurel	$244,310.00
Twaddell, Sophia	$181,300.00

Total:	$3,070,203.00
                    Under Bankruptcy Code § 502(b)(7), if an objection to a claim of an employee for damages resulting from the termination of an employment contract is made, that claim may be capped at the amount of (a) the standard compensation provided by the employment contract, without acceleration, for one year plus (2) the amount of unpaid compensation due under such contract, without acceleration. The issues of (i) whether the 502(b)(7) cap applies to the foregoing claims and (ii) what the calculation of the Allowed amount of such Claims would be if the cap were applied have not been resolved at this time. Pursuant to the Plan, the Liquidation Trustee will expeditiously investigate these issues and provide each Former Officer with a memorandum setting forth the Liquidation Trustee’s position with respect to the proper Allowed amount of these Claims. At that time, the Debtor expects that the Liquidation Trustee and the Former Officers will attempt to negotiate a settlement to avoid a costly claim objection process. Because this issue will be resolved at a later date, the Debtor cannot and should not predict what the ultimate amount of these claims will be and nothing herein should be interpreted as a statement that the 502(b)(7) cap is applicable or a representation as to the proper application of the cap.
                    Pursuant to agreements with the Company providing for their termination, the Former Officers terminated in May 2009 agreed to waive and release certain claims and causes of action that the Former Officers could have pursued against the Company. To the extent that these agreements are avoided or otherwise not honored by the Debtor or the Liquidation Trust, the Former Officers may have claims in excess of the foregoing amounts. The Debtor does not have sufficient information at this time to provide an estimate of the amount of these prospective claims.
               b. Other General Unsecured Claims
                    The remaining General Unsecured Claims of the Debtor include various Claims accruing after the beginning of the Wind-Down, which the Debtor estimates will be $310,000. The Debtor has listed General Unsecured Claims in the amount of $104,714.97 in its Schedules. In addition, there have been proofs of claim filed in the Bankruptcy Case in the amount of $290,069.52 that are not reflected in the Schedules. The following considerations are reflected in the Debtor’s estimates:
•	The Debtor believes that the claim filed by Cornerstone Research in the amount of $286,476.28 will be paid in full by insurance coverage, as it relates to services provided in defense of the Securities Claims (discussed below). As a result, the Debtor does not believe that this claim will be entitled to a distribution from the Liquidation Trust.

•	The Debtor believes that CIGNA/Great West may have a Class 2 General Unsecured Claim in as much as $167,492.00 for payment of pre-petition medical costs of the Company’s employees under its health plan. These costs initially were paid by CIGNA/Great West and CIGNA/Great West may have a claim for reimbursement to the extent of the Company’s deductible.

•	Other than the Former Officers, the Debtor is not aware of any other parties that are expected to file proofs of claim in the Bankruptcy Case before the applicable bar date. The validity of any Claims filed after the date hereof will be assessed by the Debtor or Liquidation Trustee, as applicable.

          4. Securities Claims
               Between March 17, 2006, and May 15, 2006, ten separate complaints were filed, each purporting to be on behalf of a class of the Debtor’s shareholders, against the Company and Dr. Steven A. Gould, the Company’s Chief Executive Officer, and Richard DeWoskin, the Company’s former Chief Executive Officer. These putative class actions were consolidated in a case pending in the United States District Court for the Northern District of Illinois, Eastern Division. The Consolidated Amended Class Action Complaint was filed on September 8, 2006, and alleged, among other things, that during the period from March 19, 2001, through March 20, 2006, the named defendants made or caused to be made a series of materially false or misleading statements and omissions about the Company’s elective surgery clinical trial and business prospects in violation of Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated there under and Section 20(a) of the Exchange Act. Plaintiffs alleged that those allegedly false and misleading statements and omissions caused the purported class to purchase the Company’s common stock at artificially inflated prices. As relief, the complaint sought, among other things, a declaration that the action be certified as a proper class action, unspecified compensatory damages (including interest) and payment of costs and expenses (including fees for legal counsel and experts). The Company and the individual defendants filed a motion to dismiss the complaint, and on September 25, 2007, the court granted that motion, finding that the plaintiffs failed to state a claim. The court dismissed the complaint without prejudice, and on November 20, 2007, the plaintiffs filed a Consolidated Second Amended Class Action Complaint. On January 22, 2008, the Company and the individual defendants filed a motion to dismiss, and the briefing of that motion was completed on June 26, 2008. On September 23, 2008, the Court denied the motion to dismiss, and on December 5, 2008, the Company and the individual defendants answered the Consolidated Second Amended Class Action Complaint. Plaintiffs have advised that they intend to file a motion seeking certification of a class. Accordingly, the case has proceeded into discovery and briefing of class certification issues. The putative class action is at an early stage and it is not possible to predict the outcome or to estimate the amount of liability, if any, of the Company. The Company and the individual defendants intend to file an opposition to the motion for class certification. Upon the commencement of the Bankruptcy Case, the cases naming the Debtor as a defendant were stayed as against the Debtor under Bankruptcy Code § 362.
               Bankruptcy Code § 510(b) states: “For the purpose of distribution under this title, a claim arising from rescission of a purchase or sale of a security of the debtor ... for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 on account of such a claim, shall be subordinated to all claims or interests that are senior to or equal the claim or interest represented by such security, except that if such security is common stock, such claim has the same priority as common stock.” 11 U.S.C. 510(b). The Securities Claims are alleged claims arising from the purchase of the Company’s common stock, which is a security of the Company. It is well-settled that claims arising from the purchase of common stock are subordinated under section 510(b) to the claims of general unsecured creditors and have the same priority of distribution as common stock. See, e.g., In re Telegroup, Inc., 281 F.3d 133, 136-37 (3d Cir. 2002).
               The Company has insurance coverage relating to the Securities Claims that provides for the cost of defense as well as several layers of multi-million dollar protection in the event of a negative judgment. It is the Debtor’s belief that the Securities Claims will not be successful and, even if successful, will not exceed the applicable level of insurance coverage. As discussed below, the Securities Claims will only participate in distributions under the Plan to the extent that such claims exceed the limit of applicable insurance.
     C. Equity Interests
          The equity of the Debtor includes: (i) Common Stock; (ii) certain warrants; and (iii) certain options. As of May 29, 2009, the Debtor had 32,443,149 shares of Common Stock outstanding. On June 12, 2009, the Debtor filed its List of Equity Security Holders [Docket No. 31], which reflects approximately 500 holders. Certain of the holders on this list are institutional holders holding the Common Stock in “street” name. The actual number of holders of beneficial interests in Common Stock is likely far greater than 500 and based upon prior proxy solicitations, the Debtor estimates that the number of holders of beneficial interests in Common

Stock may well exceed 16,000. In addition to Common Stock, the Debtor has outstanding certain warrants issued in connection with financing transactions and stock options issued under the Debtor’s equity compensation plans for directors, officers and employees. The Debtor does not expect either the warrants or options to be exercised. The warrants and options will be eliminated under the Plan.
ARTICLE IV
Summary of the Plan
     Upon the Effective Date of the Plan, as more fully described below, all of the assets of the Debtor will be transferred to a liquidating trust (the “Liquidation Trust”). The Liquidation Trust will seek to finish the Wind-Down, liquidate the Debtor’s assets and pursue Causes of Action, including Avoidance Actions, with the purpose of maximizing the recovery for the beneficiaries of the Liquidation Trust, including the Holders of Allowed Claims and, if possible, Holders of Interests. Holders of Common Stock will have a residual interest in the Liquidation Trust, after payment of priority, administrative and unsecured claims, in accordance with the number of common shares held on the Effective Date.
     The Debtor strongly believes that the Plan maximizes recoveries for Holders of Allowed Claims and Interests and strongly recommends that you vote to accept the Plan (if you are entitled to vote). The Debtor believes that any alternative to Confirmation of the Plan, such as conversion of the Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code, the proposal of an alternative plan of liquidation by the Debtor or an attempt by another party in interest to file a plan, would result in significant delays, litigation and additional costs and, ultimately, would lower the recovers to Holders of Allowed Claims and Interests.
     A. Classification & Treatment of Claims & Interests
          Except for Administrative Claims and Priority Tax Claims that are not classified, the Plan divides all Claims against and Interests in the Debtor into the following Classes and provides for the stated Distribution from the Liquidation Trust to each Holder of a Claim or Interest in the respective Class.
          1. Unclassified Claims
               a. Administrative Claims
                    If the Plan is Confirmed and becomes effective, subject to Bankruptcy Code §§ 328, 330(a) and 331, each Holder of an Allowed Administrative Claim would receive (i) Cash in the full amount of its Administrative Claim on the later of (A) the Effective Date or (B) as soon as practicable after the date on which such Claim becomes an Allowed Administrative Claim or (ii) such other treatment that is as (A) ordered by the Bankruptcy Court; or (B) agreed to by the Holder and the Debtor or Liquidation Trustee, as applicable.
               b. Priority Tax Claims
                    If the Plan is Confirmed and becomes effective, each Holder of an Allowed Priority Tax Claim would receive Cash (i) of a total value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claim; (ii) over a period ending not later than 5 years after the Petition Date; and (iii) in a manner not less favorable than Allowed Class 2 General Unsecured Claims.
          2. Class 1 Priority Claims
               Class 1 consists of all Priority Claims, which are Claims entitled to priority under Bankruptcy Code § 507. Allowed Class 1 Priority Claims are unaltered by the Plan. If the Plan is Confirmed and becomes effective, each Holder of an Allowed Class 1 Priority Claim would receive: (a) Cash in the full amount of its Class 1 Priority Claim on (i) the Effective Date or (ii) such later date as its Class 1 Priority Claim becomes due and owing; or (b) such other treatment that is agreed to by the Holder and the Debtor or Liquidation Trustee, as applicable. Class 1 is Unimpaired and deemed to accept the Plan under Bankruptcy Code § 1126(c) and is not entitled to vote to accept or reject the Plan.
          3. Class 2 General Unsecured Claims
               Class 2 consists of all General Unsecured Claims, which are those Claims that are not (i) “secured” within the meaning of Bankruptcy Code § 506; (ii) Priority Claims; (iii) Administrative Claims; or (v) Interests. If the Plan is Confirmed and becomes effective, on each Distribution Date, each Holder of an Allowed Class 2 General Unsecured Claim would receive a pro rata Distribution of any available Liquidation Proceeds2 or such lesser amount that would result in the Holder receiving or retaining on account of its Allowed Class 2 General Unsecured Claim aggregate Distributions of a value, as of the Effective Date, equal to the Allowed amount of such Claim. Class 2 is Impaired and Holders of Class 2 General Unsecured Claim are entitled to vote to accept or reject the Plan.
          4. Class 3 Securities Claims
               Class 3 consists of all Securities Claims to the extent such claims exceed the limit of applicable insurance. If the Plan is Confirmed and becomes effective, on each Distribution Date, each Holder of an Allowed Class 3 Securities Claim would receive a pro rata Distribution, together with Allowed Class 4 Interests, of any available Liquidation Proceeds that remain after the payment and satisfaction of all Allowed Class 2 General Unsecured Claims, including payment of interest at the legal rate from the Petition Date on all Allowed Class 2 General Unsecured Claims. Class 3 is Impaired. Pursuant to the Bankruptcy Court’s Order Approving (I) Disclosure Statement; (II) Notice of Hearing on Disclosure Statement; (III) Procedures And Forms Of Documents For Solicitation Of Votes To Accept Or Reject Plan Of Liquidation; (IV) Notice Of Hearing On Confirmation Of Plan Of Liquidation; and (V) Granting Related Relief entered on August 11, 2009 [Docket No. 98] (the “Solicitation Order”), Holders of Class 3 Securities Claims are not entitled to vote to accept or reject the Plan.
          5. Class 4 Interests
               Class 4 consists of all Interests other than the Securities Claims, including equity securities in the Debtor, whether Common Stock, warrants or options. All Interests of the Debtor shall be deemed cancelled and extinguished as of the Effective Date. If the Plan is Confirmed and becomes effective, each Holder of an Allowed Class 4 Interest would receive a pro rata Distribution, together with Allowed Class 3 Securities Claims, of any available Liquidation Proceeds that remain after the payment and satisfaction of all Allowed Class 2 General Unsecured Claims, including payment of interest at the legal rate from the Petition Date on all Allowed Class 2 General Unsecured Claims. Class 4 is Impaired. Pursuant to the Solicitation Order, Holders of Class 4 Interests are not entitled to vote to accept or reject the Plan.
          6. Pro Rata Distribution among Class 3 and Class 4
               For purposes of Distribution among Class 3 and Class 4, (a) each Holder of shares of Common Stock in Class 4 shall receive one “Unit” for each share of Common Stock held of record immediately prior to cancellation on the Effective Date; (b) each Holder of an Allowed Class 3 Securities Claim shall receive that number of Units that is equal to twenty (20) times the Allowed amount of the Class 3 Securities Claim, which multiple reflects the last reported trading price for the Common Stock of $.05 per share on July 31, 2009, as reported at http://finance.yahoo.com/q?s=NFLDQ.PK; and (c) “pro rata” means the proportion that the number of Units held by a Holder bears to the aggregate number of all Units.

[2]	“Liquidation Proceeds” means all Cash held by the Debtor as of the Effective Date and all Cash realized from the liquidation of any Remaining Assets, less (i) the aggregate amount of Distributions made under this Plan and (ii) the Liquidation Reserve. “Liquidation Reserve” means Cash held in the Liquidation Trust retained by the Liquidation Trustee as a reserve to cover (i) the costs and expenses of administering the Liquidation Trust and liquidating the Remaining Assets, including compensation of the Liquidation Trustee; and (ii) amounts that the Liquidation Trust anticipates may become due under this Plan to Holders of Allowed Claims and Interests.

     B. Plan Recovery Analysis
          1. Cash Proceeds from Wind-Down

Description	Reference	Summary		Proceeds
Plant Sale	Article III.A.1	Purchase Price	$3,500,000	$3,350,000.00
		Closing & Other Costs	($150,000.00)
Intellectual Property	Article III.A.2		Not valued	$0.00
Causes of Action	Article III.A.3	Tax Rebate	$25,421.90	$25,421.90
		Other	Not valued
Cash & Other Assets	Article III.A.3			$520,698.00

Total Wind-Down Proceeds				$3,896,119.90
          2. Distributions to Holders of Claims and Interests
               After payment of the Liquidation Trust’s costs, estimated at $250,000 (see below), the total proceeds available for distribution to Holders of Claims and Interests is estimated to be $3,646,119.90.

Description	Reference	Estimate	Distribution	Recovery %
Priority Tax Claims & Administrative Claims	Article III.B.1	$ 703,100.00	$703,100.00	100.00%
Class 1 Priority Claims	Article III.B.2	$ 76,650.00	$76,650.00	100.00%

Remaining Proceeds				$2,866,369.90

Class 2 General Unsecured Claims	Article III.B.3	$ 3,380,203.00	$2,866,369.90	84.80%
Class 3 Securities Claims	Article III.B.4	Not Estimated	None	0.00%
Class 4 Interests	Article III.C	Not Estimated	None	0.00%
          3. Costs of the Liquidation Trust
               The Liquidation Trustee and any professionals retained by the Liquidation Trust will be compensated out of the proceeds of the Wind-Down and the Debtor estimates that the costs of administration of the Liquidation Trust will be $250,000, which is $50,000 per month for five months. Given the substantial uncertainty regarding the scope and length of the Wind-Down, the uncertainty regarding whether resolution of Claims will require litigation or whether the Liquidation Trustee will pursue Causes of Action, it is impossible to predict with certainty what the costs of administration of the Liquidation Trust will be. This analysis assumes that the Claims resolution process will be substantially completed in December 2009, with Distributions being made in January 2010. Although the Liquidation Trustee may subsequently pursue Causes of Action belonging to the Estate after January 2010, this analysis assumes that the proceeds of those Causes of Action will exceed the costs of investigating and pursuing the Causes of Action, resulting in a negative net cost.
          4. Other Assumptions
               The foregoing Plan Recovery Analysis assumes that the Former Officer Claims (Article I.B.3.a) are Allowed in full. To the extent that the Allowed amount of the Former Officer Claims are Allowed in an aggregate amount less than $2,556,369.90, Class 2 General Unsecured Claims will be paid 100% and Distributions will be made on account of Class 3 Securities Claim and Class 4 Interest. In addition, to the extent that the Liquidation Trust realizes a recovery on the Debtor’s intellectual property and/or Causes of Action, the amount available for distribution will increase, resulting in a concomitant increase in total proceeds available for distribution to Holders of Claims and Interests.
     C. Executory Contracts and Unexpired Leases
          If the Plan is Confirmed and becomes effective, all Executory Contracts and Unexpired Leases of the Debtor, other than the Independent Contractor Agreements, will be deemed rejected as of the Effective Date in accordance with Bankruptcy Code §§ 365 and 1123, except those contracts that have been rejected or assumed by the Debtor pursuant to a Final Order of the Bankruptcy Court prior to the Effective Date. Any Holder of a Claim arising from rejection must file a proof of such Claim with the Bankruptcy Court within thirty (30) days of the Effective Date. Failure to timely file such proof of Claim will forever bar the Holder from seeking payment of the Claim.
          If the Plan is Confirmed, the Independent Contractor Agreements, dated as of May 22, 2009, between the Debtor and each of Bob Fazekas, Peter Lehr and Kerry Taylor (each an “Independent Contractor”), copies of which were appended as Exhibit B [Docket No. 50] to the Debtor’s Motion Pursuant To 11 U.S.C. §§ 363(b)(1) And 503(c) Approving Certain Retention And Incentive Bonuses [Docket No. 39] would be assumed by the Debtor on the Confirmation Date. The Liquidation Trustee, the Debtor and the Committee will determine whether the services of each of the Independent Contractor will be required by the Liquidation Trustee and if they are, the related Independent Contractor Agreement will be assigned to the Liquidation Trust.
     D. Cessation of Corporate Existence & Termination of Officers & Directors
          If the Plan is Confirmed and becomes effective, as of the Effective Date, automatically and without further action, (i) the Debtor shall cease to exist and be deemed dissolved pursuant to applicable state law; (ii) each then member of the Board of Directors of the Debtor shall be terminated and have no further legal, equitable, fiduciary or other obligation with respect to the Debtor, any party in interest in the Bankruptcy Case, the Liquidation Trust or the Remaining Assets; (iii) each Officer of the Debtor shall be terminated and have no ongoing fiduciary or other obligation with respect to the Debtor, the Liquidation Trust or the Remaining Assets.
     E. The Liquidation Trust
          If the Plan is Confirmed and becomes effective, all Remaining Assets, including Avoidance Actions and other Causes of Action, including those that may exist against the Former Officers, would be transferred, assigned and automatically vest in the Liquidation Trust, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders. The rights, powers and duties of the Liquidation Trust would be set forth in the Liquidation Trust Agreement, which agreement will be filed in the Bankruptcy Case no later than ten (10) days before the Confirmation Hearing. On the Effective Date, the Liquidation Trustee would execute the Liquidation Trust Agreement and each Holder of a Claim or Interest in any Class would be deemed to have ratified and become bound by the terms of the Liquidation Trust Agreement.

          1. Walker Nell Partners, Inc.
               The Debtor, in consultation with the Committee, has selected Wayne R. Walker, Esq. of Walker Nell Partners, Inc. (“WNP”) to serve as Liquidation Trustee. Mr. Walker has a Doctor of Jurisprudence from Catholic University (Washington, DC) and a Bachelor of Arts from Loyola University (New Orleans) and has over twenty years experience focused on responsible executive and operational officer roles, liquidations, trustee services, examiner and receiver roles, interim operational assignments, environmental trustee roles and wind-downs generally. Mr. Walker is a former Chapter 7 trustee in the Eastern District of Pennsylvania and has presided over numerous individual and corporate cases. He is a member of the American Bar Association, American Bankruptcy Institute and Turnaround Management Association.
               WNP is an experienced provider of fiduciary services, turnaround management, restructuring services, litigation and dispute resolution and corporate financial support. Located in Philadelphia, WNP is well situated to efficiently administer the Wind-Down and administration of the Liquidation Trust. Further information on WNP can be obtained at http://www.walkernell.com.
          2. Powers & Duties of the Liquidation Trustee
               As of the Effective Date, the Liquidation Trustee would have the power to use, acquire and dispose of all assets of the Debtor of any nature existing on the Effective Date, including all Cash held by the Debtor on the Effective Date, the Plant Property and all Causes of Action, including Avoidance Actions (the “Remaining Assets”). The Liquidation Trust would exercise that power without the supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan.
               Following the Effective Date, the Liquidation Trust would not engage in any business activities or take any actions, except those necessary to effectuate the Plan, including (i) selling, transferring, liquidating or abandoning the Remaining Assets for the benefit of Holders of Allowed Claims and Interests, (ii) pursuing any claim or Cause of Action belonging to the Liquidation Trust and (iii) otherwise winding up the affairs of the Debtor, all in accordance with the Liquidation Trust Agreement. The Liquidation Trustee would be entitled to seek such orders, judgments, injunctions and rulings as it deems necessary or desirable to carry out the intentions and purposes, and to give full effect to the provisions, of The Plan.
          3. Distributions
               The Liquidation Trustee would make the required Distributions on account of Class 1 Priority Claims, Administrative Claims and Priority Tax Claims as due after the Effective Date. The Liquidation Trustee would also make Distributions of all available Liquidation Proceeds to Class 2 General Unsecured Claims (until paid in full), Class 3 Securities Claim and Class 4 Interest in accordance with Article III of the Plan as soon as practicable whenever Liquidation Proceeds exceed $500,000 and will make a final Distribution upon a determination by the Liquidation Trustee to terminate, dissolve or otherwise wind-down the Liquidation Trust in accordance with The Plan and the Liquidation Trust Agreement.
               Any Distribution to a Holder of an Allowed Claim would be made by the Debtor on the Effective Date or the Liquidation Trustee on or after the Effective Date, as applicable: (i) at the address set forth on a proof of claim filed by such Holder; (ii) at the address set forth in any written notices of address change delivered to the Debtor or Liquidation Trustee after the date of any related proof of claim; (iii) at the address for such Holder that is set forth on the Schedules, if no proof of claim has been filed and if neither the Debtor nor the Liquidation Trustee has received a written notice of a change of address; or (iv) if the Holder’s address is not listed in the Schedules, at the last known address of such Holder according to the Debtor’s books and records.

          4. Resolution of Claims
               The Liquidation Trustee would be entitled to object to Claims that have not been Allowed (i) by a Final Order of the Bankruptcy Court prior to the Effective Date or (ii) by the express terms of the Plan. Unless otherwise agreed to by the affected Holder and the Liquidation Trustee, any such objections must be filed in the Bankruptcy Case and served upon the affected Holder no later than sixty (60) days after the applicable bar date or be otherwise forever barred. The Liquidation Trustee would have the right to seek to extend the deadline for filing and serving any objections to Claims upon motion to the Bankruptcy Court. The Liquidation Trustee would have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims without further notice, compliance with the Bankruptcy Code or Bankruptcy Rules, or approval of the Bankruptcy Court.
               The Liquidation Trustee will deliver to each Former Officer, within forty-five (45) days of the Effective Date, a memorandum setting forth (i) the amount that the Liquidation Trustee would agree to settle the applicable Former Officer Claim and (ii) the factual and legal basis for any reduction in the settlement amount from the applicable amount stated in any proof of claim filed by the Former Officer. If, in spite of the Liquidation Trustee’s reasonable best efforts, the Liquidation Trustee has not completed his investigation of a given Former Officer Claim by the date of the memorandum, the memorandum shall instead (i) inform the Former Officer as to why the Liquidation Trustee’s investigation is not completed, (ii) describe the further steps necessary to complete such investigation and (iii) provide an estimate of when the Liquidation Trustee anticipates that such investigation shall be completed. Any memorandum provided under this section shall be for settlement purposes only and, in accordance with Federal Rule of Evidence 408 and pursuant to The Plan, shall be inadmissible in any court proceeding relating to the Former Officer Claims
          5. Filing of Reports
               Subsequent to the Effective Date, the Liquidation Trustee will file quarterly and other reports with the Bankruptcy Court that will include (a) the number and amount of disputed and resolved claims and the dollar amounts of each, (b) a summary of any Remaining Assets and (c) the general status of the administration of the Liquidation Trust.
     F. Preservation of Rights of Action

Unless a claim or Cause of Action against a Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtor expressly reserves all claims and Causes of Action, including Avoidance Actions and all claims or Causes of Action that may exist against the Former Officers, for later adjudication by the Liquidation Trustee and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise), or laches shall apply to such claims or Causes of Action upon or after the Confirmation Date based on this Disclosure Statement, the Plan or the Confirmation Order. The Liquidation Trustee, in its sole discretion, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any and all Causes of Action, all of which are specifically reserved under the Plan for the benefit of the Liquidation Trust and its beneficiaries. The Debtor’s failure to identify a claim, right of action, suit or proceeding herein or in the Plan is specifically not a waiver or release by the Debtor or its Estate of such claim, right of action, suit or proceeding nor shall it limit the Liquidation Trustee’s right and power to enforce, sue on, settle or compromise such claim.
     G. Exculpation

THE DEBTOR, THE COMMITTEE, THE DEBTOR’S CURRENT ‘OFFICERS, DIRECTORS, EMPLOYEES, AND EACH OF THE DEBTOR’S AND THE COMMITTEE’S ADVISORS, ATTORNEYS, REPRESENTATIVES OR AGENTS AND ANY OF SUCH PERSON’S SUCCESSORS AND ASSIGNS, SHALL NOT HAVE OR INCUR, AND ARE HEREBY RELEASED FROM, ANY CLAIM, OBLIGATION, CAUSE OF ACTION OR LIABILITY TO ONE ANOTHER OR TO ANY HOLDER OF ANY CLAIM OR INTEREST, OR ANY OTHER

PARTY IN INTEREST, OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS OR ANY OF THEIR SUCCESSORS OR ASSIGNS, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO OR ARISING OUT OF THE BANKRUPTCY CASE, THE NEGOTIATION AND FILING OF THE PLAN, THE FILING OR CONVERSION OF THE BANKRUPTCY CASE, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, EXCEPT FOR THEIR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, AND IN ALL RESPECTS SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN.
     H. Consummation of the Plan
          Following Confirmation of the Plan, the Plan would be substantially consummated on the Effective Date, which will be a Business Day selected by the Debtor after the Confirmation Date on which (1) no stay of the Confirmation Order is in effect and (2) all conditions to consummation of the Plan have been satisfied or waived.
ARTICLE V
Confirmation of the Plan
     To become binding upon Holders of Claims and Interests and other parties, the Plan must be approved by order of the Bankruptcy Court, or “Confirmed.” Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on Confirmation of the Plan (the “Confirmation Hearing”). Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to Confirmation of the Plan. The following is a brief summary of the Plan Confirmation process. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult their own attorneys.
     A. Confirmation Standards
          To confirm the Plan, the Bankruptcy Court must find that, among other things, the requirements of Bankruptcy Code § 1129 have been satisfied. These requirements are summarized below.
          1. The Plan complies with the applicable provisions of the Bankruptcy Code.
          2. The Debtor, as Plan proponent, has complied with the applicable provisions of the Bankruptcy Code.
          3. The Plan has been proposed in good faith and not by any means forbidden by law.
          4. Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Bankruptcy Case, or in connection with the Plan and incident to the cases, has been disclosed to the Bankruptcy Court, and any such payment made before the Confirmation of the Plan is reasonable, or if such payment is to be fixed after the Confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.
          5. With respect to each Class of Impaired Claims or Interests, either each Holder of a Claim or Interest in such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtor was liquidated on such date under chapter 7 of the Bankruptcy Code.

          6. Each Class of Claims or Interests that is entitled to vote on the Plan either has accepted the Plan or is not Impaired, or the Plan can be confirmed without the approval of each voting Class under Bankruptcy Code § 1129(b).
          7. Except to the extent that the Holder of a particular Claim agrees to a different treatment of such Claim, Allowed Administrative Claims and Allowed Priority Claims will be paid in full as soon as reasonably practicable after the Effective Date.
          8. At least one Class of Impaired Claims or Interests has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim or Interest in such Class.
          9. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.
          10. All fees of the type described in 28 U.S.C. § 1930, including the fees of the United States trustee, will be paid as of the Effective Date.
          The Debtor believes that the Plan satisfies the requirements of Bankruptcy Code § 1129, including, without limitation, that (i) the Plan satisfies or will satisfy all of the statutory requirements of chapter 11 of the Bankruptcy Code, (ii) the Debtor has complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code and (iii) the Plan has been proposed in good faith.
     B. Financial Feasibility
          Section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find, as a condition to Confirmation, that Confirmation is not likely to be followed by the liquidation of the Debtor, unless such liquidation is proposed in the Plan, or the need for further financial reorganization. The Plan contemplates that all assets of the Debtor will be disposed of and all proceeds of the assets will be distributed pursuant to the terms of the Plan. Since no further reorganization of the Debtor will be possible, the Debtor believes that the Plan meets the feasibility requirement. The Debtor believes that sufficient funds will exist to make all payments required by the Plan.
     C. Best Interests of Creditors Test
          Often called the “best interests” test, Bankruptcy Code § 1129(a)(7) requires that the Bankruptcy Court find that each Holder of a Claim or Interest in each Impaired Class: (1) has accepted the Plan; or (2) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Person would receive if the Debtor was liquidated under chapter 7 of the Bankruptcy Code. To make these findings, the Bankruptcy Court must: (a) estimate the Cash proceeds (the “Liquidation Proceeds”) that a chapter 7 trustee would generate if the Bankruptcy Case were converted to a chapter 7 case and the assets of such Debtor’s Estate were liquidated; (b) determine the distribution (“Liquidation Distribution”) that each non-accepting Holder of a Claim or Interest would receive from the Liquidation Proceeds under the priority scheme dictated in chapter 7; and (c) compare each Holder’s Liquidation Distribution to the distribution under the Plan (“Plan Distribution”) that such Holder would receive if the Plan were Confirmed and consummated.
          Here, the cash available in a chapter 7 case for satisfaction of Allowed Claims would consist of the proceeds resulting from the liquidation of the Debtor’s Estate, augmented by the cash, if any, held by the Debtor at the time of the commencement of the chapter 7 case. Any such cash amount would then be reduced by the costs and expenses of liquidation of the assets and such additional Administrative Claims and other Priority Claims that may result from the use of chapter 7 for the purposes of liquidation.
          The costs of liquidation under chapter 7 would include fees payable to trustee(s) in bankruptcy, as well as those that might be payable to his or her attorneys, and to other professionals that such trustee(s) may engage, plus any unpaid expenses incurred by the Debtor during the Bankruptcy Case that would be allowed as a priority in the chapter 7 case, such as compensation for attorneys, accountants, brokers or other professionals, and costs and expenses of the Debtor and any committees. Such administrative expenses from the chapter 7 case would have to be paid in cash in full from the Liquidation Proceeds before the balance of those proceeds could be made available to pay other Claims from the Bankruptcy Case.
          Attached hereto as Appendix B is a Liquidation Analysis setting forth the Debtor’s best estimate of the recoveries to Holders of Claims and Interests were the Bankruptcy Case converted to a case under chapter 7 of the Bankruptcy Code on the Effective Date. As demonstrated by the Liquidation Analysis, the Plan satisfies the “best interests” test primarily because the Plan ensures that the Plant Sale would go forward as planned. If the case were converted, Xttrium would be under no obligation to consummate the Plant Sale. The Plan also avoids the additional layer of administrative expense associated with the appointment of a chapter 7 trustee, while increasing the efficiency of administrating the Debtor’s assets for the benefit of creditors. The Debtor believes that costs associated with a chapter 7 case would exceed the amount that will be incurred in implementing the Plan and completing the Wind-Down of the affairs of the Debtor. Moreover, it is also anticipated that, in a chapter 7 case, distributions to creditors may be significantly delayed.
     D. Confirmation without Acceptance by All Impaired Classes
          Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan, even if such plan has not been accepted by all impaired classes entitled to vote on such plan; provided that such plan has been accepted by at least one impaired class. Section 1129(b) of the Bankruptcy Code states that, notwithstanding the failure of an impaired class to accept, the plan will be confirmed, on request of the proponent of the plan, in a procedure commonly known as “cram-down,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or Interests that is impaired under, and has not accepted, the plan.
          In general, a plan does not discriminate unfairly if it provides a treatment to the class that is substantially equivalent to the treatment that is provided to other classes that have equal rank. In determining whether a plan discriminates unfairly, courts will take into account a number of factors. Accordingly, two classes of holders of unsecured claims could be treated differently without unfairly discriminating against either class.
          The condition that a plan be “fair and equitable” with respect to a non-accepting class of secured claims includes the requirements that: (1) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the secured claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan; and (2) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a present value, as of the effective date of the debtor’s plan, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the liens.
          The condition that a plan be “fair and equitable” with respect to a non-accepting class of unsecured claims includes the requirement that either: (1) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value as of the Effective Date equal to the allowed amount of such claim; or (2) the holder of any claim or Interest that is junior to the claims of such class will not receive or retain any property under the plan on account of such junior claim or Interest.
          The condition that a plan be “fair and equitable” with respect to a non-accepting class of Interests includes the requirements that either: (1) the plan provide that each holder of an Interest in such class receive or retain under the plan, on account of such Interest, property of a value, as of the Effective Date, equal to the greater of (a) the allowed amount of any fixed liquidation preference to which such holder is entitled, (b) any fixed redemption price to which such holder is entitled or (c) the value of such interest; or, (2) if the class does not receive such an amount as required under (1), no class of Interests junior to the non-accepting class receives a distribution under the plan.

          The Debtor will seek Confirmation of the Plan pursuant to Bankruptcy Code § 1129(b) with respect to any Impaired Class, as applicable, that rejects the Plan, and the Debtor reserves the right to do so with respect to any other rejecting Class of Claims or Interests, as applicable, or to modify the Plan such that the rejection by any Holders of Claims or Interests will not prevent Confirmation. Section 1129(a)(10) of the Bankruptcy Code will be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Class that is Impaired under the Plan.
          The Debtor submits that if the Debtor does “cram-down” the Plan pursuant to Bankruptcy Code § 1129(b), the Plan will be structured such that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. The fair and equitable requirement is satisfied with respect to holders of Class 2 General Unsecured Claims because, although such holders may not receive a distribution equal to the Allowed amount of their Claims, in such event, no junior Claim or Interest would receive any distribution under the Plan. The fair and equitable requirement is satisfied with respect to holders of Class 3 Securities Claim and Class 4 Interests because there is no junior Claim or Interest that will receive any distribution under the Plan. Therefore, the requirements of Bankruptcy Code § 1129(b) would be satisfied in the event that the Debtor is required to “cram down.”

THE DEBTOR WILL SEEK CONFIRMATION OF THE PLAN UNDER BANKRUPTCY CODE § 1129(B) WITH RESPECT TO ANY CLASSES REJECTING THE PLAN, AND THE DEBTOR RESERVES THE RIGHT TO DO SO WITH RESPECT TO ANY OTHER REJECTING CLASS OR TO MODIFY THE PLAN SUCH THAT ACCEPTANCE BY ANY CLASSES REJECTING THE PLAN IS NOT NECESSARY FOR CONFIRMATION.
ARTICLE VI
Certain Factors to Be Considered Prior to Voting

HOLDERS OF CLAIMS AND INTERESTS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.
     A. The Debtor May Not Be Able to Obtain Confirmation of the Plan
          The Debtor cannot ensure that it will receive the requisite acceptances to confirm the Plan. Even if the Debtor receives the requisite acceptances, the Debtor cannot ensure that the Bankruptcy Court will confirm the Plan. A non-accepting Holder of Claims or Interests might challenge the adequacy of this Disclosure Statement or the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court were to determine that this Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for Confirmation had not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes.
     B. Administrative Claims & Priority Claims May Exceed Expected Levels
          Section 1129(a) of the Bankruptcy Code requires that, in order to confirm a chapter 11 plan, administrative expenses of the chapter 11 case and various classes of priority claims must be paid in full in cash, unless the respective holders of such expenses and claims agree to less favorable treatment. The Debtor currently expects that the amount of allowed administrative expenses and priority claims will not exceed Cash on hand as of the Effective Date, but there can be no assurance that such amounts will not be exceeded or, if such amounts are exceeded, that claimants would consent to a less favorable treatment.
     C. Recoveries May Not Meet Expectations
          Although the Remaining Assets will be transferred to the Liquidation Trust, there is no guarantee that the Liquidation Trust will realize the recovery estimated by the Debtors for any of its assets, including the Plant Property and there is no guarantee that the Liquidation Trustee will pursue or recognize a recovery on any claim or Cause of Action transferred to the Liquidation Trust.
     D. Liquidation under Chapter 7
          If no chapter 11 plan can be confirmed, the Debtor’s Bankruptcy Case may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtor for distribution to the Holders of Claims and, if permitted, Interests, in accordance with the priorities established by the Bankruptcy Code. The recovery to Holders of Claims and Interests may be materially less than is proposed in the Plan if the Bankruptcy Case were so converted.
ARTICLE VII
Certain Federal Income Tax Consequences
     The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Debtor. Holders of Claims and Interests are advised to seek their own counsel as to the tax consequences to such Holder as a result of receiving any Distributions under the Plan.
     Under the Plan, the Debtor is transferring all of its assets to the Liquidation Trust, which will then effectuate sales of such Remaining Assets. These transfers and sales of assets may result in the recognition of taxable gain or loss to the Debtor, based on the difference between the fair market and/or sale value of these assets and the Debtor’s tax basis in these assets. The Debtor expects that the sale value of its assets in many cases will be less than the tax basis of such assets. To the extent that the Debtor realizes gain from the transfer of these assets the Debtor believes that they will have sufficient current losses and net operating loss carryovers to shelter these gains, although there could be some liability to the Debtor in certain states and under the federal alternative minimum tax.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS OR INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF ANY CHANGE IN APPLICABLE TAX LAWS.
INTERNAL REVENUE SERVICE CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE UNITED STATE INTERNAL REVENUE SERVICE, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE TAX CODE. TAX ADVICE

CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT WRITTEN TO SUPPORT THE PROMOTION, MARKETING OR RECOMMENDATION TO ANOTHER PARTY OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS DISCLOSURE STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
ARTICLE VIII
Recommendation
     In the opinion of the Debtor, the Plan is preferable to the alternatives described herein because it provides for a larger distribution to Holders of Claims and Interests than would otherwise result from liquidation under chapter 7 of the Bankruptcy Code. In addition, any alternative other than Confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to Holders of Claims. Accordingly, the Debtor recommends that the Holders of Claims and Interests entitled to vote on the Plan support Confirmation of the Plan and vote to accept the Plan.
*     *     *     *

THE INFORMATION INCLUDED HEREIN IS FOR PURPOSES OF SOLICITING ACCEPTANCE OF THE PLAN AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER AND HOW TO VOTE ON THE PLAN. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTOR’S MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTOR DOES NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.
WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING, THREATENED OR POTENTIAL LITIGATION OR ACTIONS, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AND MAY NOT BE CONSTRUED AS AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS AND PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE.
THIS DISCLOSURE STATEMENT MAY CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WORDS SUCH AS “EXPECT,” “PLANS,” “ANTICIPATES,” “INDICATES,” “BELIEVES,” “FORECAST,” “GUIDANCE,” “OUTLOOK” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ADDITIONALLY, FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS WHICH DO NOT RELATE SOLELY TO HISTORICAL FACTS, SUCH AS STATEMENTS WHICH IDENTIFY UNCERTAINTIES OR TRENDS, DISCUSS THE POSSIBLE FUTURE EFFECTS OF CURRENT KNOWN TRENDS OR UNCERTAINTIES OR WHICH INDICATE THAT THE FUTURE EFFECTS OF KNOWN

TRENDS OR UNCERTAINTIES CANNOT BE PREDICTED, GUARANTEED OR ASSURED. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTOR, INCLUDING, WITHOUT LIMITATION, THOSE DESCRIBED ELSEWHERE IN THIS DISCLOSURE STATEMENT, THE IMPLEMENTATION OF THE PLAN, THE CLOSING OF SALE TRANSACTIONS, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, TERRORIST ACTIONS OR ACTS OF WAR, ACTIONS OF GOVERNMENTAL BODIES AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS AND THE DEBTOR UNDERTAKES NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE DEBTOR OR THAT THE DEBTOR CURRENTLY BELIEVES TO BE IMMATERIAL MAY ALSO IMPAIR THE DEBTOR’S BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND THE VALUE OF THE DEBTOR’S ESTATE. IF ANY OF THE RISKS OCCUR, THE DEBTOR’S BUSINESS, FINANCIAL CONDITION, OPERATING RESULTS AND THE VALUE OF THE DEBTOR’S ESTATE, AS WELL AS THE DEBTOR’S ABILITY TO CONSUMMATE THE PLAN, COULD BE MATERIALLY ADVERSELY AFFECTED.

Appendix A

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
	)	Case No. 09-11924
Northfield Laboratories Inc.,	)
)
Debtor.	)
)

DEBTOR’S AMENDED PLAN OF LIQUIDATION

Dated: August 7, 2009	David F. Heroy
Andrew P.R. McDermott
Baker & McKenzie LLP
One Prudential Plaza, Suite 3500
130 East Randolph Street
Chicago, Illinois 60601
Email: amcdermott@bakernet.com
Phone: (312) 861-8000
Facsimile: (312) 698-2345

- and -

Bifferato LLC
Ian Connor Bifferato
Thomas F. Driscoll III
Bifferato LLC
800 N. King St., First Floor
Wilmington, DE 19801
Phone: (302) 225-7600
Facsimile: (302) 792-7470
Email: tdriscoll@bifferato.com

Attorneys for the Debtor

INTRODUCTION
     Northfield Laboratories Inc., debtor and debtor-in-possession (the “Debtor” or “Company”) in the above-captioned Bankruptcy Case, hereby proposes this Amended Plan of Liquidation (this “Plan”) under section 1121 of the Bankruptcy Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”). The Debtor is the proponent of this Plan within the meaning of Bankruptcy Code § 1129. Subject to Bankruptcy Code § 1127 and Rule 3019 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Debtor reserves the right to modify this Plan before its substantial consummation.
ARTICLE I
Definitions & Rules of Construction
     1.01. Definitions. For purposes of this Plan, the terms on Exhibit A hereto shall have the meanings set forth therein.
     1.02. Defined Terms. Each capitalized term used but not defined in this Plan shall have the meaning assigned to that term in the Bankruptcy Code, or if no meaning is assigned therein, the meaning assigned to that term in the Bankruptcy Rules.
     1.03. Other Rules of Construction. The following rules of construction shall apply herein unless expressly indicated otherwise.
     (a) Bankruptcy Rule 9006 shall govern the calculation of dates and time periods. To the extent that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then that payment or act may be made or performed on the next succeeding Business Day.
     (b) The rules of construction set forth in Bankruptcy Code § 102 shall apply.
     (c) Reference to federal, state, local or foreign statutes or laws also refer to all rules and regulations promulgated thereunder, in each case as amended from time to time.
     (d) Reference to an Article, Section, Subsection or Exhibit, shall be to an Article, Section, Subsection or Exhibit to this Plan unless otherwise indicated.
     (e) Headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.
     (f) All pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require that construction.
     (g) Reference to a document is to that document as it may be amended, supplemented or otherwise modified.
     (h) Reference to a Person shall include such Person’s successors and assigns.
     (i) The word “herein” or similar reference means, unless expressly indicated otherwise, the entire Plan rather than any specific Section or Article.
     (j) The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

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ARTICLE II
Classification of Claims & Interests
     2.01. Construction of Classes. A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of that Claim or Interest qualifies within the description of a different Class. A Claim or Interest is classified in a particular Class regardless of whether the Claim or Interest is Allowed in that Class, or only asserted as such, but only to the extent it has not been paid, released, disallowed or otherwise satisfied before the Effective Date.
     2.02. Classes.
     (a) Class 1 consists of all Priority Claims.
     (b) Class 2 consists of all General Unsecured Claims. Class 2 is Impaired. The Securities Claims shall not be Class 2 General Unsecured Claims.
     (c) Class 3 consists of all Securities Claims, but only to the extent those claims exceed the limit of applicable insurance. Class 3 is Impaired.
     (d) Class 4 consists of all Interests other than the Securities Claims. Class 4 is Impaired.
     2.03. Class 1 Deemed to Accept. Class 1 is deemed to accept this Plan under Bankruptcy Code § 1126(f) and is not entitled to vote to accept or reject this Plan.
     2.04. Confirmation under Bankruptcy Code § 1129(b). The Debtor will request confirmation of this Plan under Bankruptcy Code § 1129(b) with respect to any Class that rejects or is deemed to reject this Plan.
ARTICLE III
Treatment of Claims & Interests
     3.01. Class 1 Priority Claims. The legal, equitable and contractual rights of Holders of Allowed Class 1 Priority Claims are unaffected by this Plan. Each Holder of an Allowed Class 1 Priority Claim shall receive (a) Cash in the full amount of its Allowed Class 1 Priority Claim on (i) the Effective Date or (ii) such later date as its Allowed Class 1 Priority Claim becomes due and owing; or (b) such other treatment that is agreed to by the Holder and the Debtor or Liquidation Trustee, as applicable.
     3.02. Class 2 General Unsecured Claims. On each Distribution Date, each Holder of an Allowed Class 2 General Unsecured Claim shall receive a pro rata Distribution of any available Liquidation Proceeds or such lesser amount that would result in the Holder receiving or retaining on account of its Allowed Class 2 General Unsecured Claim aggregate Distributions of a value, as of the Effective Date, equal to the Allowed amount of such Claim.
     3.03. Class 3 Securities Claims. On each Distribution Date, each Holder of an Allowed Class 3 Securities Claim shall receive a pro rata Distribution, together with Allowed Class 4 Interests, of any available Liquidation Proceeds that remain after the payment and satisfaction of all Allowed Class 2 General Unsecured Claims, including payment of interest at the legal rate from the Petition Date on all Allowed Class 2 General Unsecured Claims.

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     3.04. Class 4 Interests. All Interests of the Debtor shall be deemed cancelled and extinguished as of the Effective Date. Each Holder of an Allowed Class 4 Interest shall receive a pro rata Distribution, together with Allowed Class 3 Securities Claims, of any available Liquidation Proceeds that remain after the payment and satisfaction of all Class 2 General Unsecured Claims, including payment of interest at the legal rate from the Petition Date on all Allowed Class 2 General Unsecured Claims.
     3.05 Pro Rata Distribution among Class 3 and Class 4. For purposes of Distribution under Sections 3.03 and 3.04:
     (a) Each Holder of shares of Common Stock in Class 4 shall receive one “Unit” for each share of Common Stock held of record immediately prior to cancellation on the Effective Date.
     (b) Each Holder of an Allowed Class 3 Securities Claim shall receive that number of Units that is equal to twenty (20) times the Allowed amount of the Class 3 Securities Claim, which multiple reflects the last reported trading price for the Common Stock of $.05 per share on July 31, 2009.
     (c) “Pro rata” means the proportion that the number of Units held by a Holder bears to the aggregate number of all Units held by all Holders.
ARTICLE IV
Treatment of Unclassified Claims
     4.01. Pursuant to Bankruptcy Code § 1123(a)(1), Unclassified Claims are not classified.
     4.02. Treatment of Administrative Claims. Subject to Bankruptcy Code §§ 328, 330(a) and 331, each Holder of an Allowed Administrative Claim shall receive: (a) Cash in the full amount of its Administrative Claim on the later of (i) the Effective Date or (ii) as soon as practicable after the date on which such Claim becomes an Allowed Administrative Claim; or (b) such other treatment that is (i) ordered by the Bankruptcy Court or (ii) agreed to by the Holder and the Debtor or Liquidation Trustee, as applicable.
     4.03. Treatment of Priority Tax Claims. Each Holder of an Allowed Priority Tax Claim shall receive Cash (a) of a total value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claim; (b) over a period ending not later than 5 years after the Petition Date; and (c) in a manner not less favorable than Allowed Class 2 General Unsecured Claims.
     4.04. Proof of Administrative Claims. Except as otherwise provided in this Plan, any Holder of an Administrative Claim shall file a proof of its Administrative Claim with the Bankruptcy Court within thirty (30) days of the Effective Date. Failure to timely file such proof of Administrative Claim shall forever bar the Holder from seeking payment of the Administrative Claim.
     4.05. Professional Compensation. Any Person seeking an award of Professional Compensation shall file a final application with the Bankruptcy Court for allowance of Professional Compensation through the Effective Date within thirty (30) days of the Effective Date or by such other deadline as may be fixed by the Bankruptcy Court.

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ARTICLE V
Treatment of Executory Contracts & Unexpired Leases
     5.01. Rejection of Executory Contracts and Unexpired Leases. Except as provided in Section 5.03, on the Effective Date, all Executory Contracts and Unexpired Leases of the Debtor will be deemed rejected in accordance with Bankruptcy Code §§ 365 and 1123, except those contracts that have been rejected or assumed by the Debtor pursuant to a Final Order of the Bankruptcy Court prior to the Effective Date.
     5.02. Rejection Claims. Except as otherwise provided in this Plan, any Holder of a Claim arising from rejection under Section 5.01 shall file a proof of such Claim with the Bankruptcy Court within thirty (30) days of the Effective Date. Failure to timely file a proof of Claim shall forever bar the Holder from seeking payment of that Claim.
     5.03. Independent Contractor Agreements. Each Independent Contractor Agreement shall be assumed by the Debtor on the Confirmation Date. The Liquidation Trustee, in consultation with the Debtor and the Committee, shall determine whether each Independent Contractor Agreement shall be assigned to the Liquidation Trust on the Effective Date or whether the proposed Liquidation Trustee shall direct the Debtor to terminate the service of the applicable Independent Contractor prior to the Effective Date. If an Independent Contractor Agreement is assigned to the Liquidation Trust, the Liquidation Trustee may, in its sole discretion, later terminate such Independent Contractor Agreement subsequent to the Effective Date.
ARTICLE VI
Means for Implementation of this Plan
     6.01. Cessation of Corporate Existence and Termination of Officers and Directors. As of the Effective Date, automatically and without further action, (a) the Debtor shall cease to exist and be deemed dissolved pursuant to applicable state law; (b) each member of the Board of Directors of the Debtor shall be terminated and have no further legal, equitable, fiduciary or other obligation with respect to the Debtor, any party in interest in the Bankruptcy Case, the Liquidation Trust or the Remaining Assets; (c) each Officer of the Debtor shall be terminated and have no ongoing fiduciary or other obligation with respect to the Debtor, the Liquidation Trust or the Remaining Assets.
     6.02. Preservation of all Causes of Action. Unless a claim or Cause of Action against a person is expressly waived, relinquished, released, compromised or settled in this Plan or any Final Order, the Debtor expressly reserves all claims or Causes of Action, including Avoidance Actions and all claims or Causes of Action that may exist against the Former Officers, for later adjudication by the Liquidation Trustee and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise), or laches shall apply to such claims or Causes of Action upon or after the Confirmation Date based on the Disclosure Statement, this Plan or the Confirmation Order. The Liquidation Trustee, in its sole discretion, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any and all Causes of Action, all of which are specifically reserved for the benefit of the Liquidation Trust and its beneficiaries under this Plan. The Debtor’s failure to identify a claim, right of action, suit or proceeding herein is specifically not a waiver or release by the Debtor or its Estate of such claim, right of action, suit or proceeding nor shall it limit the Liquidation Trustee’s right and power to enforce, sue on, settle or compromise such claim.

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     6.03. Transfer of Remaining Assets. On the Effective Date all Remaining Assets, including Avoidance Actions and other Causes of Action, including those that may exist against the Former Officers, shall be transferred, assigned and automatically vest in the Liquidation Trust, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders.
ARTICLE VII
The Liquidation Trust
     7.01. Liquidation Trust. The rights, powers and duties of the Liquidation Trust are set forth in the Liquidation Trust Agreement that is incorporated herein by reference. To the extent that the Liquidation Trust Agreement is inconsistent with this Plan, the terms of this Plan shall control.
     (a) Execution and Ratification of Liquidation Trust Agreement. On or before the Effective Date, the Liquidation Trustee shall execute the Liquidation Trust Agreement. On the Effective Date, each Holder of a Claim or Interest in any Class will be deemed to have ratified and become bound by the terms of the Liquidation Trust Agreement.
     (b) Use of Remaining Assets. As of the Effective Date, the Liquidation Trustee may use, acquire and dispose of the Remaining Assets without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan, the Liquidation Trust Agreement, the Confirmation Order and any Final Orders of the Bankruptcy Court.
     (c) Actions of the Liquidation Trust. Following the Effective Date, the Liquidation Trust shall not engage in any business activities or take any actions, except those necessary to effectuate this Plan, including (i) selling, transferring, liquidating or abandoning the Remaining Assets for the benefit of Holders of Allowed Claims and Interests, (ii) pursuing any claim or Cause of Action belonging to the Liquidation Trust and (iii) otherwise winding up the affairs of the Debtor, all in accordance with the Liquidation Trust Agreement. The Liquidation Trustee shall be entitled to seek such orders, judgments, injunctions and rulings as it deems necessary or desirable to carry out the intentions and purposes, and to give full effect to the provisions of this Plan.
     7.02. Distributions from the Liquidation Trust.
     (a) Distributions. The Debtor or Liquidation Trustee, as applicable, shall make the Distributions to Holders of Class 1 Priority Claims set forth in Section 3.01 and to Holders of Unclassified Claims as set forth in Article IV. The Liquidation Trustee shall make Distributions of all available Liquidation Proceeds (i) as soon as practicable after December 1, 2009; (ii) as soon as practicable whenever Liquidation Proceeds exceed $500,000; and (iii) as soon as practicable after the date on which the Liquidation Trustee determines to terminate, dissolve or otherwise wind-down the Liquidation Trust in accordance with this Plan and the Liquidation Trust Agreement.
     (b) Delivery of Distributions. Any Distribution to a Holder of an Allowed Claim shall be made by the Debtor on the Effective Date or the Liquidation Trustee on or after the Effective Date, as applicable: (i) at the address set forth on a proof of claim filed by that Holder; (ii) at the address set forth in any written notices of address change delivered to the Debtor or Liquidation Trustee after the date of any related proof of claim; (iii) at the address for that Holder set forth on the Schedules, if no proof of claim has been filed and if neither the Debtor nor the Liquidation Trustee has received a written notice of a change of address; or (iv) if the Holder’s

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address is not listed in the Schedules, at the last known address of that Holder according to the Debtor’s books and records.
     (c) Undeliverable/Unclaimed Distributions.
     (i) If any Holder’s Distribution is returned as undeliverable, no further distributions shall be made to that Holder unless and until the Liquidation Trustee is notified of that Holder’s then-current address, at which time all Distributions owed to that Holder shall be made. The Liquidation Trustee shall retain undeliverable Distributions until ninety (90) days from the date of the Distribution, at which time such amounts shall be forfeited by the Holder and the undeliverable property and the right to receive it shall revert to and vest in the Liquidation Trust as Liquidation Proceeds free and clear of all rights, claims or interests and no Distribution of any kind will be owed to the Holder to which the Distribution could not be delivered.
     (ii) If any property distributed by the Liquidation Trustee to a Holder remains unclaimed, or in the case of a check, has not been cashed, within ninety (90) days of the date of delivery, such unclaimed property shall be forfeited by the Holder and the unclaimed property and the right to receive it shall revert to and vest in the Liquidation Trust as Liquidation Proceeds free and clear of all rights, claims or interests and no Distribution of any kind will be owed to the Holder to which the Distribution remains unclaimed.
     (d) De Minimis Distributions. Prior to the final Distribution, the Liquidation Trustee shall have no obligation to make, but in its sole discretion may elect to make, a Distribution, if the amount to be distributed is less than Fifty Dollars ($50). Any Distribution that the Liquidation Trustee elects not to make under this Subsection shall remain in the Liquidation Trust earmarked for ultimate Distribution to the Holder entitled to the unmade Distribution. The Liquidation Trustee shall have no obligation to make, but in its sole discretion may elect to make, a final Distribution, if the amount to be distributed is less than Five Dollars ($5).
     7.03. Filing of Reports. Subsequent to the Effective Date, the Liquidation Trustee shall file all quarterly and other reports and pay all fees as required by the Bankruptcy Code, Bankruptcy Rules, guidelines promulgated by the Office of the United States Trustee for the District of Delaware, and the rules and orders of the Bankruptcy Court. The Liquidation Trustee shall include in such reports (a) the number and amount of disputed and resolved claims and the dollar amounts of each, (b) a summary of any Remaining Assets and (c) the general status of the administration of the Liquidation Trust.
     7.04. Retention of Professionals by the Liquidation Trust. Upon the Effective Date, any requirement that professionals comply with Bankruptcy Code §§ 327 through 331 in seeking retention or compensation for services rendered after such date will terminate and the Liquidation Trustee may employ and pay professionals in the ordinary course of business without seeking the approval of the Bankruptcy Court for their employment or compensation. Any professional providing services to the Debtor or the Committee will not be barred from providing services to the Liquidation Trust.
ARTICLE VIII
Resolution of Claims
     8.01. Objections to Claims. On and after the Effective Date, only the Liquidation Trustee and no other party shall be entitled to object to Claims that have not been Allowed (i) by a Final Order of the Bankruptcy Court prior to the Effective Date or (ii) by the express terms of this Plan. Unless the affected

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Holder and the Liquidation Trustee otherwise agree to further extend, any objection to a Claim shall be filed and served upon the affected Holder no later than sixty (60) days after the applicable bar date or be otherwise forever barred. Notwithstanding the foregoing, the Liquidation Trustee may seek to extend the deadline for filing and serving objections to Claims upon motion to the Bankruptcy Court for cause to extend.
     8.02. Resolution of Claims. The Liquidation Trustee shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims without further notice, compliance with the Bankruptcy Code or Bankruptcy Rules, or approval of the Bankruptcy Court.
     8.03. Independent Contractor Bonuses. Upon termination of the service of an Independent Contractor by the Debtor or the Liquidation Trustee, the Independent Contractor whose services were terminated shall have an Allowed Administrative Claim in the amount of his/her Independent Contractor Bonus.
     8.04. Former Officer Claims. The Liquidation Trustee shall deliver to each Former Officer, within forty-five (45) days of the Effective Date, a memorandum setting forth (i) the amount that the Liquidation Trustee would agree to settle the applicable Former Officer Claim and (ii) the factual and legal basis for any reduction in the settlement amount from the applicable amount stated in any proof of claim filed by the Former Officer. If, in spite of the Liquidation Trustee’s reasonable best efforts, the Liquidation Trustee has not completed his investigation of a given Former Officer Claim by the date of the memorandum, the memorandum shall instead (i) inform the Former Officer as to why the Liquidation Trustee’s investigation is not completed, (ii) describe the further steps necessary to complete such investigation and (iii) provide an estimate of when the Liquidation Trustee anticipates that such investigation shall be completed. Any memorandum provided under this section shall be for settlement purposes only and, in accordance with Federal Rule of Evidence 408 and pursuant to this Plan, shall be inadmissible in any court proceeding relating to the Former Officer Claims.
ARTICLE IX
Effect of Plan on Claims & Interests
     9.01. Exculpation. The Debtor, the Committee, the Debtor’s current officers, directors, employees, and each of the Debtor’s and the Committee’s advisors, attorneys, representatives or agents and any of such Person’s successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action or liability to one another or to any Holder of any Claim or Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Bankruptcy Case, the negotiation and filing of this Plan, the filing or conversion of the Bankruptcy Case, the pursuit of confirmation of this Plan, the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.
     9.02. Effect of Confirmation.
     (a) Binding Effect. On the Effective Date, the provisions of this Plan shall be binding on the Debtor, the Estate, the Liquidation Trust, all Holders of Claims and Interests and all other parties in interest whether or not such Holders are Impaired and regardless of whether such Holders have accepted this Plan.

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     (b) Automatic Stay. The automatic stay arising out of Bankruptcy Code § 362(a) shall continue in full force and effect until a final decree is entered in the Bankruptcy Case and the Estate and the Liquidation Trust shall be entitled to all of the protections afforded thereby. All assets of the Liquidation Trust shall remain property of the Estate until distributed hereunder. No Person shall at any time have any claim to or interest in any asset of the Liquidation Trust except to the extent that such Person is the Holder of an Allowed Claim or Interest entitled to a Distribution under this Plan.
ARTICLE X
Conditions Precedent
     10.01. Conditions to Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 10.02:
     (a) The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtor, in its sole discretion.
     (b) The Confirmation Order shall have become an Enforceable Order.
     (c) All documents and agreements to be executed on the Effective Date or otherwise necessary to implement this Plan shall be in form and substance that is acceptable to the Debtor, in its sole discretion.
     (d) The Debtor shall have received any authorization, consent, regulatory approval, ruling, letter, opinion or document that may be necessary to implement this Plan and that is required by law, regulation or order.
     10.02. Waiver of Conditions to Effective Date. The conditions set forth in Section 10.01 may be waived, in whole or in part, by the Debtor without any notice to any other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtor in its sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied, including any action or inaction of the Debtor. The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed an ongoing right that may be asserted at any time.
     10.03. Substantial Consummation. On the Effective Date, this Plan shall be deemed to have been substantially consummated within the meaning of Bankruptcy Code § 1101(2).
ARTICLE XI
Retention & Scope of Jurisdiction
     11.01. Retention of Jurisdiction. Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests, Avoidance Actions, all claims or Causes of Action that may exist against the Former Officers and any motions to compromise or settle such disputes (subject to any jury trial rights of said litigants or contractual rights to compel resolution or litigation in an ADR or similar proceeding, which rights are expressly reserved and shall not be deemed waived pursuant to this Plan). In addition, under Bankruptcy Code §§ 105(a) and 1142, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of and related to the Bankruptcy Case and this Plan, including, among others, the following matters:

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     (a) To adjudicate any and all adversary proceedings, applications and contested matters that may be commenced or maintained pursuant to the Bankruptcy Code or this Plan;
     (b) To ensure that Distributions to Holders of Allowed Claims are accomplished as provided herein;
     (c) To hear and determine any and all objections to the allowance of Claims and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow or disallow any Claim, in whole or in part;
     (d) To enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified or vacated;
     (e) To issue orders in aid of execution, implementation or consummation of this Plan;
     (f) To consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;
     (g) To hear and determine all applications for compensation and reimbursement of Professional Compensation under this Plan or Bankruptcy Code §§ 330, 331, 503(b), 1103 and 1129(a)(4);
     (h) To determine requests for the payment of Claims entitled to priority under Bankruptcy Code § 507(a)(1), including compensation of and reimbursement of expenses of parties entitled thereto;
     (i) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of this Plan and the Confirmation Order, including disputes arising under agreements, documents or instruments executed in connection with this Plan;
     (j) To hear and determine all suits or adversary proceedings to recover assets of the Debtor and property of the Estate, wherever located;
     (k) To hear and determine matters concerning state, local and federal taxes in accordance with Bankruptcy Code §§ 346, 505 and 1146;
     (l) To hear any other matter not inconsistent with the Bankruptcy Code;
     (m) To enter a final decree closing the Bankruptcy Case; and
     (n) To enforce all orders previously entered by the Bankruptcy Court.
     11.02. Alternative Jurisdiction. In the event that the Bankruptcy Court is found to lack jurisdiction to resolve any matter, then the District Court for the District of Delaware, in the first instance, or otherwise any court having jurisdiction with regard thereto, shall hear and determine such matter.

9

ARTICLE XII
Miscellaneous Provisions
     12.01. Modification. The Debtor may alter, amend or modify this Plan or any Exhibit thereto under Bankruptcy Code § 1127(a) at any time prior to the Confirmation Hearing. After the Confirmation Date and prior to the Effective Date, the Debtor may, under Bankruptcy Code § 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistency in this Plan, the Disclosure Statement or the Confirmation Order, and resolve any matters as may be necessary to carry out the purposes and effects of this Plan.
     12.02 Allocation of Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a Distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for United States federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.
     12.03. Committees. On the Effective Date, any committees appointed in the Bankruptcy Case shall dissolve, automatically and without further action, whereupon their members, professionals and agents shall be released from any further duties and responsibilities in the Bankruptcy Case and under the Bankruptcy Code, except with respect to applications for Professional Compensation.
     12.04. Revocation of Plan. The Debtor reserves the right, unilaterally and unconditionally, to revoke or withdraw this Plan at any time prior to entry of the Confirmation Order, and upon such revocation or withdrawal, this Plan shall be deemed null and void and of no force and effect.
     12.05. Section 1146 Exemption. Pursuant to Bankruptcy Code § 1146(a), the issuance, transfer or exchange of any security under this Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by, this Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee.
     12.06. Notices. Any notice required or permitted to be provided to the Debtor or the Liquidation Trustee under this Plan shall be in writing and served by overnight courier service, facsimile transmission or certified mail, return receipt requested, addressed as follows:
The Debtor
Baker & McKenzie LLP
Attention: Andrew P.R. McDermott
One Prudential Plaza, Suite 3500
130 East Randolph Street
Chicago, Illinois 60601
The Liquidation Trust
Walker Nell Partners, Inc.
Attention: Wayne Walker
1515 Market Street
Suite 820
Philadelphia, Pa 19102

10

     12.06. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware shall govern the construction and implementation of this Plan, any agreements, documents, and instruments executed in connection with this Plan (unless such agreements by their terms are to be governed by other laws), and corporate governance matters.
     12.07. No Waiver or Estoppel. Each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtor and/or their counsel, counsel to any committee, or any other Person, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

Dated: August 7, 2009	Respectfully Submitted,

Northfield Laboratories Inc.

	By:	/s/ Dr. Steven Gould
Name: Steven A. Gould, M.D.
Title: Chief Executive Officer

11

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
	)	Case No. 09-11924
Northfield Laboratories Inc.,	)
)
Debtor.	)
)

EXHIBIT A
TO DEBTOR’S AMENDED PLAN OF LIQUIDATION

     “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in Bankruptcy Code § 503(b) and entitled to priority under Bankruptcy Code § 507(a)(1), including the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtor’s Estate, including wages, salaries or commissions for services rendered after the commencement of the Bankruptcy Case, Professional Compensation and all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under Bankruptcy Code § 546(c)(2)(A).
     “Allowed” means, when used in reference to a Claim, that such Claim, (i) has been allowed by a Final Order of the Bankruptcy Code; (ii) (A) is listed in the Schedules at an amount other than zero and (B) is not listed as disputed, contingent or unliquidated (iii) is evidenced by a proof of claim against which no objection has been filed in the Bankruptcy Case or any objection so filed has been settled, withdrawn or overruled by a Final Order; or (iv) is allowed pursuant to the terms of this Plan.
     “Avoidance Action” means any and all actual or potential Causes of Action of the Estate arising under Bankruptcy Code §§ 502, 510, 541, 542, 543, 544, 545, 548 through 551 and 553, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced as to such claims.
     “Bankruptcy Case” means the above-captioned case commenced by the Debtor in the Bankruptcy Court by the filing of a petition for relief under chapter 11 of the Bankruptcy Code.
     “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Bankruptcy Case.
     “Business Day” means any day other than a Saturday, Sunday or “legal holiday,” as such term is used in Bankruptcy Rule 9006.
     “Cash” means legal tender of the United States of America or an equivalent.
     “Causes of Action” means any and all actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether direct or derivative, in law, equity or otherwise.
     “Claim” means a claim against the Debtor, whether or not asserted, as defined in Bankruptcy Code § 101.
     “Class” means Class 1, Class 2, Class 3 or Class 4 as set forth in Section 2.02.
     “Common Stock” means the common stock of the Debtor.
     “Confirmation Date” means the date of entry of the Confirmation Order on the docket in the Bankruptcy Case.
     “Confirmation Hearing” means the hearing before the Bankruptcy Court on confirmation of this Plan and related matters under Bankruptcy Code § 1128.
     “Confirmation Order” means the Order entered by the Bankruptcy Court confirming this Plan.

     “Disclosure Statement” means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to Bankruptcy Code § 1125 and Bankruptcy Rule 3017.
     “Distribution” means any distribution made under this Plan by the Liquidation Trustee to a Holder of an Allowed Claim.
     “Distribution Date” means any date on which a Distribution is made.
     “Effective Date” means the Business Day on which all conditions to the consummation of this Plan set forth in Section 10.01 hereof have been either satisfied or waived as provided in Section 10.02 hereof.
     “Enforceable Order” means an order, the enforceability of which is not stayed under any applicable provision of the Bankruptcy Rules.
     “Estate” means the estate of the Debtor created under Bankruptcy Code § 541.
     “Executory Contracts and Unexpired Leases” means any and all executory contracts and unexpired leases to which the Debtor is a party that are subject to assumption or rejection under Bankruptcy Code § 365.
     “Final Order” means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.
     “Former Officers” means any of the following former officers of the Debtor: Marc Doubleday; Dr. Steven Gould; George Hides; Jack Kogut; Robert McGinnis; Laurel Omert; Sophia Twaddell.
     “Former Officer Claims” means any unsecured Claims of the Former Officers, including any claims attributable to damages resulting from the termination of an employment contract with the Debtor.
     “General Unsecured Claim” means any Claim against the Debtor that is not (i) “secured” within the meaning of Bankruptcy Code § 506; (ii) a Priority Claim; (iii) an Administrative Claim; (iv) a Securities Claim or (v) an Interest.
     “Holder” means a Person that holds a Claim or Interest, as applicable.
     “Impaired” means that a Claim or Interest, as applicable, is impaired within the meaning of Bankruptcy Code § 1124.
     “Independent Contractor” has the meaning set forth in the definition of Independent Contractor Agreement.
     “Independent Contractor Agreements” means the Independent Contractor Agreements, dated as of May 22, 2009, between the Debtor and each of Bob Fazekas, Peter Lehr and Kerry Taylor (each an “Independent Contractor”), copies of which were appended as Exhibit B [Docket No. 50] to the Debtor’s Motion Pursuant To 11 U.S.C. §§ 363(b)(1) And 503(c) Approving Certain Retention And Incentive Bonuses [Docket No. 39].
     “Independent Contractor Bonuses” means the retention and incentive bonuses due to the Independent Contractors upon termination of their services under the Independent Contractor

Agreements, as provided in the Order Approving Certain Incentive and Retention Bonuses entered in the Bankruptcy Case on July 10, 2009 [Docket No. 56].
     “Interest” means any equity security in the Debtor that is of a kind specified in the definition of “equity security” in Bankruptcy Code § 101 and any option, warrant, put, call, subscription or other similar right or other agreement, commitment or outstanding security obligating the Debtor to issue, transfer, purchase, redeem or sell any shares of capital stock or other securities and any Securities Claims.
     “Liquidation Trust” means the trust created under the Liquidation Trust Agreement and pursuant to this Plan.
     “Liquidation Trust Agreement” means the trust agreement to be entered into under Article VII of this Plan, which agreement will be filed in the Bankruptcy Case no later than ten (10) days before the Confirmation Hearing.
     “Liquidation Trustee” means Walker Nell Partners, Inc., the proposed trustee of the Liquidation Trust pursuant to the Liquidation Trust Agreement, and any successor thereof.
     “Liquidation Proceeds” means all Cash held by the Debtor as of the Effective Date and all Cash realized from the liquidation of any Remaining Assets, less (i) the aggregate amount of Distributions made under this Plan and (ii) the Liquidation Reserve.
     “Liquidation Reserve” means Cash held in the Liquidation Trust retained by the Liquidation Trustee as a reserve to cover (i) the costs and expenses of administering the Liquidation Trust and liquidating the Remaining Assets, including compensation of the Liquidation Trustee; and (ii) amounts that the Liquidation Trust anticipates may become due under this Plan to Holders of Allowed Claims and Interests.
     “Petition Date” means June 1, 2009.
     “Person” means a person as defined in Bankruptcy Code § 101 and includes a governmental unit as defined in Bankruptcy Code § 101.
     “Plant Property” means the Debtor’s interest in that certain property located at 1200 Business Center Drive, Mt. Prospect, IL 60056.
     “Priority Claims” means a Claim that is entitled to priority under Bankruptcy Code § 507, other than an Unclassified Claim.
     “Priority Tax Claim” means a Claim that is entitled to priority pursuant to Bankruptcy Code § 507(a)(8).
     “Professional Compensation” means any amounts that the Bankruptcy Court allows pursuant to Bankruptcy Code §§ 330 and 503(b)(3) and (4).
     “Remaining Assets” means all property of the Estate of any nature existing on the Effective Date, including all Cash held by the Debtor on the Effective Date, the Plant Property and all Causes of Action, including Avoidance Actions.
     “Schedules” means the Debtor’s Schedules of Assets and Liabilities filed in the Bankruptcy Case pursuant to Bankruptcy Rule 1007.

     “Securities Claims” means any and all claims arising out of any appraisal or dissenter’s rights, any claim arising from rescission of a purchase, sale or other acquisition of any common stock or other equity security (or any right, claim or interest in and to any common stock or equity security) of the Debtor, and any claim for damages or any other relief arising from any such purchase, sale or other acquisition of such common stock or other equity security, including any Claim subject to subordination under Bankruptcy Code § 510(b) and including the claims of the plaintiffs in the case styled In re Northfield Laboratories, Inc. Securities Litigation, consolidated under Case Number 06 CV 1493 in the United States District Court for the Northern District of Illinois, Eastern Division.
     “Unclassified Claims” means Administrative Claims and Priority Tax Claims.
     “Unimpaired” means a Claim or Interest, as applicable, that is not Impaired.

Appendix B

LIQUIDATION ANALYSIS
     Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code1 requires that the Bankruptcy Court find, as a condition to confirmation of the Plan, that each Holder of a Claim or Interest in each Impaired Class: (i) has accepted the Plan; or (ii) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Person would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code. To make these findings, the Bankruptcy Court must: (1) estimate the cash proceeds (the “Liquidation Proceeds”) that a chapter 7 trustee would generate if the Debtor’s Chapter 11 Case was converted to a chapter 7 case on the Effective Date and the assets of the Debtor’s estate were liquidated; (2) determine the distribution (the “Liquidation Distribution”) that each non-accepting Holder of a Claim or Interest would receive from the Liquidation Proceeds under the priority scheme dictated in chapter 7; and (3) compare each Holder’s Liquidation Distribution to the distribution under the Plan (the “Plan Distribution”) that such Holder would receive if the Plan were confirmed and consummated.
     To assist the Bankruptcy Court in making the findings required under section 1129(a)(7), the Debtor’s management, together with the Debtor’s professionals, prepared this Liquidation Analysis. The Liquidation Analysis is based on the Debtor’s unaudited and preliminary balance sheet as of June 30, 2009, and expected balances as of September 20, 2009, the assumed date the Debtor would convert to a chapter 7 case.
     The Liquidation Analysis presents both “High” and “Low” estimates of Liquidation Proceeds representing a range of management’s assumptions relating to the costs incurred during a liquidation and the proceeds realized. It is assumed that a liquidation would be performed over a period of six months, during which time all of the Debtor’s major assets would be sold and initial distributions would be made, net of liquidation-related costs. Although the liquidation of some assets might not require six months, other assets would be more difficult to sell, thus potentially requiring a liquidation period that could be substantially longer than six months. For certain assets, estimates of the liquidation value were made for each asset individually. For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a trustee might achieve. It is presumed that over an additional 8 month period, the chapter 7 trustee would resolve all claims and other matters involving the Debtor’s estate and make additional distributions.
     The Liquidation Analysis assumes that there are no recoveries from the pursuit of any potential preferences, fraudulent conveyances or other Causes of Action and does not include the estimated costs of pursuing those actions. It is assumed any chapter 7 trustee would be unable to timely pursue Causes of Action which require immediate attention after the conversion, including real estate tax refunds.
     The statements in the Liquidation Analysis, including estimates of Allowed Claims, were prepared solely to assist the Bankruptcy Court in making the findings required under section 1129(a)(7) and they may not be used or relied upon for any other purpose.

[1]	Unless otherwise stated, any capitalized term used herein shall have the meaning ascribed to such term herein or, if no meaning is so ascribed, the meaning ascribed to such term in the Disclosure Statement.

     The Liquidation Analysis assumes that Liquidation Proceeds would be distributed in accordance with section 726 of the Bankruptcy Code. If a chapter 7 liquidation were pursued by the Debtor, the amount of liquidation value available to Holders of Claims and Interests would be reduced, first, by the costs of the liquidation, including fees and expenses of the trustee appointed to manage the liquidation, fees and expenses of other professionals retained by the trustee to assist with the liquidation and asset disposition expenses; and second, by the priority and administrative costs and expenses of the bankruptcy estate, including unpaid operating expenses incurred during the chapter 11 case and any accrued and unpaid professional fees allowed in the chapter 7 case.
     THE DEBTOR BELIEVES THAT ANY ANALYSIS OF A HYPOTHETICAL LIQUIDATION IS NECESSARILY SPECULATIVE. THERE ARE A NUMBER OF ESTIMATES AND ASSUMPTIONS UNDERLYING THE LIQUIDATION ANALYSIS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC, LEGAL AND OPERATIONAL UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTOR OR A CHAPTER 7 TRUSTEE. NEITHER THE LIQUIDATION ANALYSIS, NOR THE FINANCIAL INFORMATION ON WHICH IT IS BASED, HAS BEEN EXAMINED OR REVIEWED BY INDEPENDENT ACCOUNTANTS IN ACCORDANCE WITH THE STANDARDS PROMULGATED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT VARY MATERIALLY FROM THE HYPOTHETICAL RESULTS PRESENTED IN THE LIQUIDATION ANALYSIS.

	Estimated
	Net Book Value	Recovery - Low		Recovery - High
	@ 9/20/2009	Value	Rate	Value	Rate

Cash & Cash Equivalents	512,973	512,973	100%	512,973	100%
Prepaid Insurance	458,006	—	0%	—	0%
Other Prepaid Expenses	9,386	—	0%	—	0%
Security Deposits	2,725	2,725	100%	2,725	100%
Real Property	6,725,207	1,000,000	15%	3,210,000	48%
Manufacturing Equipment	646,276	25,000	4%	120,000	19%
Laboratory Equipment	149,041	5,000	3%	20,000	13%
Furniture & Fixtures	169,276	1,000	1%	1,500	1%
Computer Equipment	206,804	2,000	1%	3,500	2%
Intangible Assets	—	—	0%	—	0%

Gross Liquidation Proceeds	8,879,693	1,548,698		3,870,698

Less: Wind-Down Costs
Trustee Fees		65,000		65,000
Professional Fees — Chapter 7		235,000		235,000
File storage		36,720		36,720

Total Liquidation Costs		336,720		336,720

Net Liquidation Proceeds Available for Secured Debt		1,211,978		3,533,978

Total Secured Debt	—	—		—

Net Liquidation Proceeds Available for Administrative & Priority Claims		1,211,978		3,533,978

Administrative & Priority Claims
Delaware State Tax	8,000	8,000		8,000
Real Property Sale Commission	210,000	60,000		210,000
Professional Fees	400,000	400,000		400,000
Contractor Incentive	77,600	77,600		77,600
Priority Officer Severance	76,650	76,650		76,650
Administrative Wages Payable	7,500	7,500		7,500

Total Administrative & Priority Claims	779,750	629,750		779,750

Net Liquidation Proceeds Available for General Unsecured Claims		582,228		2,754,228

Officer Severance	3,070,203	484,406		2,501,636
Other General Unsecured Claims	310,000	97,822		252,592

Total General Unsecured Claims	3,380,203	582,228		2,754,228

Net Liquidation Proceeds Available for Equity Interests		0		0

LIQUIDATION ANALYSIS
NOTES
1. Cash & Cash Equivalents
     Cash & Cash Equivalents reflects cash that is assumed to be available to the Debtor in a liquidation scenario as of September 20, 2009. Cash & Cash Equivalents are assumed to be 100% recoverable.
2. Prepaid Insurance
     Prepaid Insurance consists of director and officer, property and life and insurance. The value of Prepaid Insurance is assumed to be zero.
3. Other Prepaid Expenses
     Other Prepaid Expenses consists of laboratory equipment maintenance contracts and scientific journal subscriptions. The value of Other Prepaid Expenses is assumed to be zero.
4. Security Deposits
     Security Deposits consists of a security deposit with utility provider ComEd. Security Deposits are assumed to be 100% recoverable.
5. Real Property
     Real Property is the Debtor’s manufacturing facility located at 1200 E. Business Center Drive, Mt. Prospect, Illinois 60056. The estimated proceeds reflect management’s estimates derived from third party valuations and actual experience in wind-down efforts to date. The high estimate assumes the chapter 7 trustee will proceed with the pending sale to Xttrium, as more fully described in Article III.A.1 of the Disclosure Statement. The purchase price in that proposed sale is $3,500,000. The purchase price includes the sale of substantially all of the Debtor’s Manufacturing Equipment and Laboratory Equipment. Deducted from the purchase price is the real estate tax for 2009 allocable to the Debtor, assumed to be $120,000, and certain other transfer taxes and closing costs, assumed to be $30,000. The high estimate assumes the value of that sale allocable to Real Property to be $3,210,000. Because Xttrium has no obligation to consummate the proposed sale if the case were converted to a chapter 7 case, the low estimate assumes a speculative investor purchases the Real Property at a significantly reduced price. Additionally, transfer taxes that are potentially exempt pursuant to section 1146(a) of the Bankruptcy Code if the sale is consummated pursuant to the Plan, would not be exempt if the sale takes place in a chapter 7 case.
6. Manufacturing Equipment
     Manufacturing Equipment includes stainless steel vessels, piping, valves, equipment motors, pumps, sensors and other equipment used to manufacture PolyHeme. The estimated proceeds reflect management’s estimates derived from third party valuations and actual experience in wind-down efforts to date. Substantially all of the Manufacturing Equipment is proposed to be sold in connection with the pending sale described above at Note 5. The high estimate assumes the value of that sale allocable to Manufacturing Equipment to be $120,000.
7. Laboratory Equipment
     Laboratory Equipment includes stability chambers, validators, particle counters, balances and other equipment used for testing and quality control purposes. The estimated proceeds reflect management’s estimates derived from third party valuations and actual experience in wind-down efforts to date. Substantially all of the Laboratory Equipment is proposed to be sold in connection with the pending sale described above at Note 5. The high estimate assumes the value of that sale allocable to Laboratory Equipment to be $20,000.
8. Furniture & Fixtures
     Furniture & Fixtures includes desks, chairs, tables, file cabinets and similar items. The estimated proceeds reflect management’s estimates derived from third party valuations and actual experience in wind-down efforts to date.
9. Computer Equipment
     Computer Equipment includes computers, printers, servers, routers and related equipment. The estimated proceeds reflect management’s estimates derived from third party valuations and actual experience in wind-down efforts to date.
10. Intangible Assets
     Intangible Assets consists of the Debtor’s intellectual property. The Debtor does not know whether these assets have any value. The value of Intangible Assets is assumed to be zero.
11. Trustee Fees
     Trustee Fees consists of the fees of the chapter 7 trustee. It is assumed that the chapter 7 trustee fees would be paid in accordance with limits established by section 326 of the Bankruptcy Code. Trustee Fees are assumed to be $65,000.
12. Professional Fees – Chapter 7
     Professional Fees – Chapter 7 consists of the fees of professionals retained by the chapter 7 trustee to assist with the liquidation. The amount of legal, appraisal, broker and accounting fees are assumed to be $235,000.

13. File Storage
     File Storage consists of the estimated storage fees of the Debtor’s files and documents. Due to the pending litigation described in Article III.B.4 of the Disclosure Statement, the Causes of Action of the estate and claims resolution responsibilities, a chapter 7 trustee is obligated to retain and store the Debtor’s files and documents. The File Storage expense is assumed to be equivalent to fees for six years.
14. Secured Debt
     The Debtor has no Secured Debt.
15. Delaware State Tax
     Delaware State Tax consists of estimated corporate tax owed to the state of Delaware.
16. Real Property Sale Commission
     Real Property Sale Commission is the estimated commission to be paid to the Debtor’s real estate broker, CB Richard Ellis, upon closing of a sale of the Debtor’s Real Property. The Debtor’s contract with CB Richard Ellis is an exhibit to the Debtor’s Application to Employ CB Richard Ellis, Inc. as Real Estate Sales Agent [Docket No. 77]. It is assumed the chapter 7 trustee will complete the pending sale described above at Note 5 and pay CB Richard Ellis the commission pursuant to the contract. The commission is assumed to be 6% of the total purchase price.
17. Professional Fees
     Professional Fees consists of estimated fees owed to the Debtor’s legal counsel and the Committee’s legal counsel for services provided during the Chapter 11 Case.
18. Contractor Incentive
     Contractor Incentive consists of bonuses owed to three of the Debtor’s Independent Contractors pursuant to the Order Approving Certain Incentive and Retention Bonuses [Docket No. 56.], as more fully described in Article II of the Disclosure Statement. It is assumed that all the Debtor’s employees and independent contractors would be terminated on the date of the conversion to a chapter 7 case.
19. Priority Officer Severance
     Priority Officer Severance consists of severance amounts owed to Former Officers, pursuant to section 507(a)(4) of the Bankruptcy Code, as more fully described in Article III.B.2 of the Disclosure Statement. The Priority Officer Severance is assumed to be $76,650.

20. Administrative Wages Payable
     Administrative Wages Payable consists of estimated unpaid post-petition employee wages.
21. Officer Severance
     Officer Severance consists of severance amounts owed to the Debtor’s Former Officers pursuant to severance agreements, as more fully described in Article III.B.3.a of the Disclosure Statement. The amounts of these claims are subject to considerable dispute. The high estimate assumes the claims are allowed in full and receive their corresponding pro rata share of the Liquidation Proceeds. The low estimate assumes the claims are allowed at 50% of the claimed amount and receive their corresponding pro rata share of the Liquidation Proceeds.
22. Other General Unsecured Claims
     Other General Unsecured Claims are estimated based upon the Debtor’s books and records, Schedules and filed proofs of claim.